Exhibit 4(i)

[GRAPHIC APPEARS HERE]

TABLE OF CONTENTS

DEFINITIONS	1
ACP Test Safe Harbor Matching Contributions	1
Actual Deferral Percentage (ADP)	1
Adopting Employer	1
Adoption Agreement	1
ADP Test Safe Harbor Contributions	1
Aggregate Limit	1
Alternate Payee	1
Annual Additions	1
Annuity Starting Date	1
Applicable Life Expectancy	2
Average Contribution Percentage (ACP)	2
Basic Matching Contributions	2
Basic Plan Document	2
Beneficiary	2
Break in Eligibility Service	2
Break in Vesting Service	2
Code	2
Compensation	2
Contributing Participant	3
Contribution Percentage	4
Contribution Percentage Amounts	4
Custodian	4
Deductible Employee Contributions	4
Defined Benefit Fraction	4
Defined Contribution Dollar Limitation	4
Defined Contribution Fraction	4
Determination Date	4
Determination Period	4
Direct Rollover	4
Directed Trustee	5
Disability	5
Discretionary Trustee	5
Distribution Calendar Year	5
Domestic Relations Order	5
Earliest Retirement Age	5
Early Retirement Age	5
Earned Income	5
Effective Date	5
Election Period	5
Elective Deferrals	5
Eligible Employee	5
Eligible Employer	6
Eligible Participant	6
Eligible Retirement Plan	6
Eligible Rollover Distribution	6
Eligibility Computation Period	6
Employee	6
Employer	6
Employer Contribution	6
Employer Money Purchase Pension Contribution	6
Employer Target Benefit Pension Contribution	6
Employer Profit Sharing Contribution	7
Employment Commencement Date	7
Enhanced Matching Contributions	7
Entry Dates	7
ERISA	7
Excess Aggregate Contributions	7
Excess Annual Additions	7
Excess Contributions	7
Excess Elective Deferrals	7
Fiduciary	7
Fiscal Year	7
Forfeiture	7
Fund	7
Highest Average Compensation	7
Highly Compensated Employee	7
Hours of Service	8
Individual Account	9
Investment Fiduciary	9

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Investment Fund	9
Key Employee	9
Leased Employee	9
Life Expectancy	9
Limitation Year	9
Master or Prototype Plan	9
Matching Contribution	10
Maximum Permissible Amount	10
Nondeductible Employee Contributions	10
Normal Retirement Age	10
Owner-Employee	10
Participant	10
Participant’s Benefit	10
Permissive Aggregation Group	10
Plan	10
Plan Administrator	10
Plan Sequence Number	10
Plan Year	11
Pre-Age 35 Waiver	11
Present Value	11
Prior Plan	11
Projected Annual Benefit	11
Prototype Sponsor	11
Qualified Domestic Relations Order	11
Qualified Election	12
Qualified Joint and Survivor Annuity	12
Qualified Matching Contributions	12
Qualified Nonelective Contributions	12
Qualified Preretirement Survivor Annuity	12
Qualifying Contributing Participant	12
Qualifying Participant	12
Recipient	12
Related Employer	12
Related Employer Participation Agreement	12
Required Aggregation Group	12
Required Beginning Date	13
Safe Harbor Nonelective Contributions	13
Self-Employed Individual	13
Separate Fund	13
Spouse (Surviving Spouse)	13
Taxable Wage Base	13
Termination of Employment	14
Top-Heavy Plan	14
Trustee	14
Valuation Date	14
Vested	14
Vested Account Balance	14
Year	14
Year of Eligibility Service	14
Year of Vesting Service	14

SECTION ONE: EFFECTIVE DATES	14

SECTION TWO: ELIGIBILITY REQUIREMENTS	15
2.01 Eligibility to Participate	15
2.02 Plan Entry	15
2.03 Transfer To or From Ineligible Class	15
2.04 Return as a Participant After Break in Eligibility Service	15
2.05 Determinations Under This Section	16
2.06 Terms of Employment	16

SECTION THREE: CONTRIBUTIONS	16
3.01 Employer Contributions	16
3.02 Certain One-Time Irrevocable Elections	19
3.03 Rollover Contributions	19
3.04 Transfer Contributions	19
3.05 Deductible Employee Contributions	20
3.06 Elective Deferrals	20
3.07 Matching Contributions	21
3.08 Nondeductible Employee Contributions	21
3.09 Qualified Nonelective Contributions	21
3.10 Qualified Matching Contributions	22

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3.11 Other Limitations on SIMPLE 401(k) Contributions	22
3.12 Limitation on Allocations	22
3.13 Actual Deferral Percentage Test (ADP)	24
3.14 Limits on Nondeductible Employee Contributions and Matching Contributions	25
3.15 Safe Harbor CODA	26

SECTION FOUR: VESTING AND FORFEITURES	26
4.01 Distributions to Participant	26
4.02 100 Percent Vesting on Certain Contributions	28
4.03 Forfeitures and Vesting of Matching Contributions	28

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS	29
5.01 Distributions	29
5.02 Form of Distributions to Participants	31
5.03 Distributions Upon the Death of Participants	32
5.04 Form of Distribution to Beneficiaries	32
5.05 Distribution Requirements	33
5.06 Annuity Contracts	35
5.07 Distribution in Kind	35
5.08 Direct Rollovers of Eligible Rollover Distributions	35
5.09 Procedure for Missing Participants or Beneficiaries	35
5.10 Filing a Claim for Plan Distributions	35
5.11 Denial of a Claim	35
5.12 Remedies Available	35
5.13 Joint and Survivor Annuity Requirements	35
5.14 Liability for Withholding on Distributions	37
5.15 Distribution of Excess Elective Deferrals	38
5.16 Distribution of Excess Contributions	38
5.17 Distribution of Excess Aggregate Contributions	38
5.18 Recharacterization	39
5.19 Loans To Participants	39

SECTION SIX: DEFINITIONS	40

SECTION SEVEN: MISCELLANEOUS	40
7.01 The Fund	40
7.02 Individual Accounts	40
7.03 Powers and Duties of the Plan Administrator	41
7.04 Expenses and Compensation	42
7.05 Information from Employer	42
7.06 Plan Amendments	42
7.07 Plan Merger or Consolidation	43
7.08 Permanency	43
7.09 Method and Procedure for Termination	43
7.10 Continuance of Plan by Successor Employer	43
7.11 Failure of Plan Qualification	44
7.12 Governing Laws and Provisions	44
7.13 State Community Property Laws	44
7.14 Headings	44
7.15 Gender and Number	44
7.16 Standard of Fiduciary Conduct	44
7.17 General Undertaking of all Parties	44
7.18 Agreement Binds Heirs, Etc	44
7.19 Determination of Top-Heavy Status	44
7.20 Inalienability of benefits	45
7.21 Bonding	45
7.22 Investment Authority	45
7.23 Procedures and Other Matters Regarding Domestic Relations Orders	47
7.24 Indemnification of Prototype Sponsor	47
7.25 Military Service	48

SECTION EIGHT: TRUSTEE AND CUSTODIAN	48
8.01 Financial Organization as Custodian	48
8.02 Trustee	50
8.03 Compensation and Expenses	51
8.04 No Obligation to Question Data	51
8.05 Resignation	51
8.06 Degree of Care – Limitations of Liability	51
8.07 Indemnification of Trustee and Custodian	52
8.08 Miscellaneous	52

SECTION NINE: ADOPTING EMPLOYER SIGNATURE	52

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QUALIFIED RETIREMENT PLAN AND TRUST

Defined Contribution Basic Plan Document 01

DEFINITIONS

The following words and phrases when used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended.

ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS

Means Matching Contributions described in Section 3.15(B) of the Plan.

ACTUAL DEFERRAL PERCENTAGE (ADP)

Means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid to the Fund on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for such Plan Year (taking into account only that Compensation paid to the Employee during the portion of the Plan Year he or she was an Eligible Participant, unless otherwise indicated in the Adoption Agreement). For purposes of calculating the ADP, Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s salary deferral election, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Participants who are not Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of such Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

ADOPTING EMPLOYER

Means any corporation, sole proprietor or other entity named on the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan.

ADOPTION AGREEMENT

Means the document executed by the Adopting Employer through which it adopts the Plan and trust, and thereby agrees to be bound by all terms and conditions of the Plan and Trust.

ADP TEST SAFE HARBOR CONTRIBUTIONS

Means any Basic Matching Contributions, Enhanced Matching Contributions and Safe Harbor Nonelective Contributions.

AGGREGATE LIMIT

Means the sum of 1) 125 percent of the greater of the ADP of the Participants who are not Highly Compensated Employees for the applicable Plan Year or the ACP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the applicable Plan Year of the cash or deferred arrangement; and 2) the lesser of 200 percent or two plus the lesser of such ADP or ACP. Notwithstanding the foregoing, Aggregate Limit shall mean the sum of 1) 125 percent of the lesser of the ADP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and 2) the lesser of 200 percent or two plus the greater of such ADP or ACP if it would result in a larger Aggregate Limit than determined under the previous sentence. If the employer has elected in the adoption agreement to use the Current Year Testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-highly Compensated Employees’ ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

ALTERNATE PAYEE

Means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL ADDITIONS

Means the sum of the following amounts credited to a Participant for the Limitation Year:

a.	Employer Contributions,

b.	Nondeductible Employee Contributions,

c.	Forfeitures,

d.	amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer,

e.	amounts allocated under a simplified employee pension plan,

f.	Excess Contributions (including amounts recharacterized), and

g.	Excess Aggregate Contributions.

For this purpose, any Excess Annual Additions applied under Section 3.12(A)(4) or 3.12(B)(1)(f) of the Plan in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

ANNUITY STARTING DATE

Means the first day of the first period for which an amount is paid as an annuity or any other form.

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APPLICABLE LIFE EXPECTANCY

Means the Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year, which has elapsed since the date Life Expectancy was first calculated. However, if Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

AVERAGE CONTRIBUTION PERCENTAGE (ACP)

Means the average of the Contribution Percentages of the Eligible Participants in a group of either Highly Compensated Employees or Employees who are not Highly Compensated Employees.

BASIC MATCHING CONTRIBUTIONS

Means Matching Contributions made pursuant to the formula described in Section 3.15(A) of the Plan.

BASIC PLAN DOCUMENT

Means this prototype Plan and trust document.

BENEFICIARY

Means the individual(s) or entity(ies) designated pursuant to Section 5.03(A) of the Plan.

BREAK IN ELIGIBILITY SERVICE

Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

BREAK IN VESTING SERVICE

Means a Plan Year (or other vesting computation period described in the definition of Year of Vesting Service) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

CODE

Means the Internal Revenue Code of 1986 as amended from time-to-time.

COMPENSATION

A.	General Definition

The following definition of Compensation shall apply.

As elected by the Adopting Employer in the Adoption Agreement (and if no election is made, W-2 wages will be deemed to have been selected), Compensation shall mean one of the following:

1.	W-2 wages. Compensation is defined as information required to be reported under Sections 6041 and 6051, and 6052 of the Code (wages, tips and other compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3), and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

2.	Section 3401(a) wages. Compensation is defined as wages within the meaning of Section 3401(a) of the Code, for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

3.	415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:

a.	Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

b.	Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

c.	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

d.	Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

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B.	Determination Period And Other Rules

Unless otherwise indicated in the Adoption Agreement, where an Employee becomes an eligible Participant on any date subsequent to the first day of the applicable Determination Period, Compensation shall include only that Compensation paid to the Employee during the portion of the Determination Period he or she was an eligible Participant, unless otherwise required by either the Code or ERISA.

Unless otherwise indicated in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

Except as otherwise provided in this Plan (e.g., in situations involving continued coverage of disabled Participants), Compensation received by an Employee during a Determination Period in which the Employee does not perform services for the Employer will be disregarded.

For purposes of applying the limitations of Section 3.12 of the Plan, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in the Definition section of the Basic Plan Document) and contributions made on behalf of such Participant are nonforfeitable when made.

For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of Section 3.12 of the Plan Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code.

For Limitation Years beginning on or after January 1, 2001, for purposes of applying the limitations under Section 3.12 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

C.	Limits On Compensation

For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any Determination Period beginning in such calendar year.

If a Determination Period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

If Compensation for any prior Determination Period is taken into account in determining an Employee’s allocations or benefits for the current Determination Period, the Compensation for such prior Determination Period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for Determination Periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for Determination Periods beginning before that date is $150,000.

D.	SIMPLE 401(k) Rules

Notwithstanding anything in this Plan to the contrary, if an Eligible Employer has established a SIMPLE 401(k) plan, Compensation means, for purposes of the definition of Eligible Employer and for purposes of Sections 3.06(F) and 3.07 of the Plan, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Section 6051(a)(3) of the Code) and the Employee’s Elective Deferral contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Section 408(p) SIMPLE IRA plan, a SARSEP plan, or a Section 403(b) annuity contract and compensation deferred under a Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Section 6051(a)(8) of the Code). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Section 1402(a) of the Code prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Section 401(a)(17) of the Code apply to the Compensation under Sections 3.06(F) and 3.07 of the Plan.

E.	Safe Harbor CODA Rules

Notwithstanding anything in this Plan to the contrary if an Adopting Employer has elected in the Adoption Agreement to apply the safe harbor CODA provisions to this Plan, Compensation means Compensation as defined in this Definitions Section of the Plan, except, for purposes of Section 3.15, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the Compensation of a non-Highly Compensated Employee. However, solely for purposes of determining the Compensation subject to a Participant’s salary reduction agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Section 1.414(s)-1(d)(2) of the Income Tax Regulations and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

CONTRIBUTING PARTICIPANT

Means a Participant who has enrolled as a Contributing Participant pursuant to either Section 3.06 of the Plan or Section 3.08 of the Plan and on whose behalf the Employer is contributing Elective Deferrals to the Plan (or is making Nondeductible Employee Contributions).

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CONTRIBUTION PERCENTAGE

Means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (taking into account only the Compensation paid to the Employee during the portion of the Plan Year he or she was an Eligible Participant, unless otherwise indicated in the Adoption Agreement).

CONTRIBUTION PERCENTAGE AMOUNTS

Means the sum of the Nondeductible Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Section 3.12(A)(4)(c) of the Plan.

The Employer may elect to use either Qualified Nonelective Contributions or Elective Deferrals, or both, in the Contribution Percentage Amounts. Elective Deferrals may only be included in the Contribution Percentage Amounts if the Plan passes the ADP test both prior to and following the exclusion of such Elective Deferrals.

CUSTODIAN

Means an entity specified in the Adoption Agreement as Custodian or any duly appointed successor as provided in Section 8.05 of the Plan.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any qualified voluntary employee contributions (as defined in Section 219(e)(2) of the Code made after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under Section 219(a) of the Code for such taxable year.

DEFINED BENEFIT FRACTION

Means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Section 415(b) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually, and in the aggregate, satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

DEFINED CONTRIBUTION DOLLAR LIMITATION

Means $30,000, as adjusted under Section 415(d) of the Code.

DEFINED CONTRIBUTION FRACTION

Means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s Nondeductible Employee Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, individual medical accounts, and simplified employee pension plans, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant’s Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Nondeductible Employee Contributions as Annual Additions.

DETERMINATION DATE

Means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

DETERMINATION PERIOD

Means, except as provided elsewhere in this Plan, the Plan Year unless the Adopting Employer has selected another period in the Adoption Agreement.

DIRECT ROLLOVER

Means a payment by the Plan to the Eligible Retirement Plan specified by the Recipient (or, if necessary pursuant to Section 5.02(A) of the Plan, an individual retirement account (IRA) under either Section 408(a) or Section 408(b) of the Code, selected by the Plan Administrator).

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DIRECTED TRUSTEE

Means a Trustee that is designated as a Directed Trustee on the Adoption Agreement. A Directed Trustee shall be responsible for investing the Fund and performing the responsibilities set forth in Section Eight of the Plan in accordance with specific instructions provided by the Adopting Employer or Plan Administrator (or Participant or Beneficiary if applicable).

DISABILITY

Unless the Adopting Employer has elected a different definition in the Adoption Agreement, Disability means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

DISCRETIONARY TRUSTEE

Means a Trustee which is designated as a Discretionary Trustee on the Adoption Agreement and enters into an agreement with the Adopting Employer whereby the Trustee and not the Adopting Employer will select the appropriate investments for the Fund in accordance with the Plan’s funding policy statement or will perform such other tasks identified in such agreement between the Trustee and Adopting Employer.

DISTRIBUTION CALENDAR YEAR

Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 5.05(E) of the Plan.

DOMESTIC RELATIONS ORDER

Means any judgment, decree or order (including approval of a property settlement agreement) that:

a.	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

b.	is made pursuant to state domestic relations law (including a community property law).

EARLIEST RETIREMENT AGE

Means, for purposes of the Qualified Joint and Survivor Annuity provisions of the Plan, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

EARLY RETIREMENT AGE

Means the age specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

EARNED INCOME

Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

EFFECTIVE DATE

Means the date the Plan becomes effective as indicated in the Adoption Agreement. Notwithstanding the foregoing, unless otherwise provided in this Basic Plan Document, the Effective Date of Plan provisions attributable to the Uruguay Round Agreements Act of 1994 (GATT), the Uniform Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA-97) and the Tax Technical Corrections Act of 1998 (TTCA-98) shall be the later of the first day of the Employer’s 1997 Plan Year or the original Effective Date of the Plan.

ELECTION PERIOD

Means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

ELECTIVE DEFERRALS

Means any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension plan cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any SIMPLE IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement and any elective Employer contribution under Section 408(p)(2)(A)(i) of the Code. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

ELIGIBLE EMPLOYEE

Means, if the Employer has adopted a SIMPLE 401(k) Plan, any Employee who is entitled to make Elective Deferrals under the terms of the Plan. Notwithstanding the foregoing, if the Employer has elected to apply the safe harbor CODA provisions of Section 3.15 of the Plan, means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Section 5.01(A)(6) of the Plan or to statutory limitations, such as Sections 402(g) and 415 of the Code.

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ELIGIBLE EMPLOYER

Means, with respect to any Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding Year and is therefore eligible to establish a SIMPLE 401(k) Plan. In applying the preceding sentence, all Employees of controlled groups of corporations under Section 414(b) of the Code, all Employees of trades or businesses (whether incorporated or not) under common control under Section 414(c) of the Code, all Employees of affiliated service groups under Section 414(m) of the Code, and Leased Employees required to be treated as the Employer’s Employees under Section 414(n) of the Code, are taken into account.

An Eligible Employer that adopts a SIMPLE 401(k) and that fails to be an Eligible Employer for any subsequent Year, is treated as an Eligible Employer for the two Years following the last Year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Section 410(b)(6)(C)(i) of the Code are satisfied.

ELIGIBLE PARTICIPANT

Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral, or to receive a Matching Contribution (including Forfeitures thereof) or a Qualified Matching Contribution.

If a Nondeductible Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Nondeductible Employee Contributions are made.

ELIGIBLE RETIREMENT PLAN

Means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Recipient’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION

Means any distribution of all or any portion of the balance to the credit of the Recipient, except that an Eligible Rollover Distribution does not include

a.	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or Life Expectancy) of the Recipient or the joint lives (or joint life expectancies) of the Recipient and the Recipient’s designated Beneficiary, or for a specified period of ten years or more;

b.	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

c.	the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

d.	any hardship distribution described in Section 5.01(A)(6) of the Plan received after December 31, 1998; and

e.	any other distribution(s) that is reasonably expected to total less than $200 during a year.

ELIGIBILITY COMPUTATION PERIOD

Means, with respect to an Employee’s initial Eligibility Computation Period, the 12 consecutive month period commencing on the Employee’s Employment Commencement Date. Unless otherwise specified in the Adoption Agreement, the Employee’s subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his or her Employment Commencement Date. An Employee is not credited with a Year of Eligibility Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

EMPLOYEE

Means any person employed by an Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

EMPLOYER

Means the Adopting Employer, and, unless otherwise provided in the Adoption Agreement, all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor.

EMPLOYER CONTRIBUTION

Means the amount contributed by the Employer each year as determined under this Plan. The term Employer Contribution shall include Elective Deferrals made to the Plan unless such contributions are intended to be excluded for purposes of any act under the Code, ERISA or any additional rules, regulations or other pronouncements promulgated by either the Internal Revenue Service (IRS) or the Department of Labor.

EMPLOYER MONEY PURCHASE PENSION CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Money Purchase Pension Contributions.” The Employer must make Employer Money Purchase Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER TARGET BENEFIT PENSION CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Target Benefit Pension Contributions.” The Employer must make Employer Target Benefit Pension Contributions without regard to current or accumulated earnings or profits.

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EMPLOYER PROFIT SHARING CONTRIBUTION

Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Profit Sharing Contributions.” The Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits.

EMPLOYMENT COMMENCEMENT DATE

Means, with respect to an Employee, the date such Employee first performs an Hour of Service for the Employer.

ENHANCED MATCHING CONTRIBUTIONS

Means Matching Contributions described in Section 401(k)(12)(B)(iii) of the Code and made pursuant to the formula elected by the Employer in the Adoption Agreement.

ENTRY DATES

Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Adopting Employer has specified different dates in the Adoption Agreement.

ERISA

Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

EXCESS AGGREGATE CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a.	the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b.	the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to the definition provided herein and then determining Excess Contributions pursuant to the definition provided herein.

EXCESS ANNUAL ADDITIONS

Means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

EXCESS CONTRIBUTIONS

Means, with respect to any Plan Year, the excess of

a.	the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b.	the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

EXCESS ELECTIVE DEFERRALS

Means those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

FIDUCIARY

Means a person who exercises any discretionary authority or control respecting management of the Plan, renders investment advice as defined in Section 3(21) of ERISA or has any discretionary authority or responsibility regarding the administration of the Plan. The Employer and such other individuals either appointed by the Employer or deemed to be fiduciaries as a result of their actions shall serve as Fiduciaries under this Plan and fulfill the fiduciary responsibilities described in Part 4, Title I of ERISA.

FISCAL YEAR

Means the 12-month period coinciding with the Adopting Employer’s tax year.

FORFEITURE

Means that portion of a Participant’s Individual Account derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested portion).

FUND

Means the Plan assets held by the Trustee (or Custodian, if applicable) for the Participants’ exclusive benefit.

HIGHEST AVERAGE COMPENSATION

Means the average compensation for the three consecutive years of service with the Employer that produces the highest average.

HIGHLY COMPENSATED EMPLOYEE

Means, effective for years beginning after December 31, 1996, any Employee who 1) was a five-percent owner at any time during the year or the preceding year, or 2) for the preceding year had Compensation from the Employer in excess of $80,000 and, if elected by the Adopting Employer in the Adoption Agreement, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

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For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. Unless otherwise elected by the Adopting Employer in the Adoption Agreement, however, the Employer shall be deemed to have made a calendar year data election. If a calendar year data election is made or is deemed to be made, the look-back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than as a five-percent owner).

A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the Treasury Regulations, Notice 97-45 and any subsequent guidance issued by the IRS.

In determining whether a Participant is a Highly Compensated Employee for years beginning in 1997, the definition of Highly Compensated Employee provided herein shall be deemed to have been in effect for years beginning in 1996.

The determination of who is a Highly Compensated Employee, including, but not limited to, the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

HOURS OF SERVICE – Means

A.	General Rules For Crediting Hours of Service

1.	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

2.	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Labor Regulations which is incorporated herein by this reference; and

3.	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

4.	Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period described in the definition of a Year of Vesting Service), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of a birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited 1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or 2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service.

5.	Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Sections 414(n) or 414(o) of the Code and the regulations thereunder.

6.	Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

7.	The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

B.	Special Rules Where Elapsed Time Method is Being Used

This paragraph (B) shall apply where the Adopting Employer has indicated in the Adoption Agreement that the elapsed time method of determining service will be used. When this paragraph applies, the definitions of break in service and hour of service in this paragraph will replace the definitions of Break in Eligibility Service, Break in Vesting Service and Hours of Service found in the Definitions Section of the Plan.

For purposes of determining an Employee’s initial or continued eligibility to participate in the Plan or the Vested interest in the Participant’s Individual Account balance derived from Employer Contributions, (except for periods of service which may be disregarded on account of the “rule of parity” described in the definition of a Year of Vesting Service and in Section 2.04 of the Plan) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months or days.

For purposes of this paragraph (B), hour of service will mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

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In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph (B), an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of the birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

If the Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses under common control (under Section 414(c) of the Code), or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or Section 414(o) of the Code to be considered an Employee of any Employer aggregated under Section 414(b), (c), or (m) of the Code.

C.	Changes In Methods of Crediting Service

A plan may be amended to change the method of crediting service between the general rules discussed in paragraph (A) and the elapsed time method discussed in paragraph (B) provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Section 1.410(a)-7(g) of the Treasury Regulations and other applicable rules promulgated by the IRS.

INDIVIDUAL ACCOUNT

Means the account established and maintained under this Plan for each Participant in accordance with Section 7.02(A) of the Plan.

INVESTMENT FIDUCIARY

Means the Employer, a Trustee with full trust powers, any Individual Trustee(s) and/or any investment manager, as applicable, which under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. In no event shall a Custodian or a Directed Trustee be an Investment Fiduciary for any purpose whatsoever.

INVESTMENT FUND

Means a subdivision of the Fund established pursuant to Section 7.01(B) of the Plan.

KEY EMPLOYEE

Means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual’s annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual’s compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent owner of the Employer, or a one percent owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Income Tax Regulations thereunder.

LEASED EMPLOYEE

Means, effective for Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person (“leasing organization”) has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if 1) such Leased Employee is covered by a money purchase pension plan providing a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement, which are excludable from the Leased Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, b) immediate participation, and c) full and immediate vesting; and 2) Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

LIFE EXPECTANCY

Means life expectancy or joint and last survivor expectancy as computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 5.05(E)(2)(b) of the Plan) by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

LIMITATION YEAR

Means the Plan Year, or the 12-consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

MASTER OR PROTOTYPE PLAN

Means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

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MATCHING CONTRIBUTION

Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer. Notwithstanding the foregoing, if the Adopting Employer has elected to apply the Safe Harbor CODA provisions of Section 3.15 of the Plan, Matching Contribution means contributions made by the Employer on account of an Eligible Employee’s Elective Deferrals. For Plan Years beginning on or after January 1, 1998, Matching Contributions made by self-employed Participants (as defined in Section 401(c) of the Code) shall not be treated as Elective Deferrals.

MAXIMUM PERMISSIBLE AMOUNT

Means the maximum Annual Addition that may be contributed or allocated to a Participant’s Individual Account under the Plan for any Limitation Year which shall not exceed the lesser of

a.	the Defined Contribution Dollar Limitation, or

b.	25 percent of the Participant’s Compensation for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

NORMAL RETIREMENT AGE

Means the age specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 59 1/2.

OWNER – EMPLOYEE

Means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

PARTICIPANT

Means any Employee or former Employee of the Employer who has met the Plan’s age and service requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

PARTICIPANT’S BENEFIT

A.	General Definition:

Means the Individual Account as of the last Valuation Date in the valuation calendar year (the calendar year immediately preceding the Distribution Calendar Year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

B.	Exception For Second Distribution Calendar Year:

For purposes of paragraph (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

PERMISSIVE AGGREGATION GROUP

Means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

PLAN

Means the prototype defined contribution plan adopted by the Employer that is intended to satisfy the requirements of Sections 401 and 501 of the Code and ERISA respectively. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Adopting Employer.

PLAN ADMINISTRATOR

The Adopting Employer shall be the Plan Administrator unless the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as the Plan Administrator and so notifies the Trustee (or Custodian, if applicable). The Adopting Employer shall also be the Plan Administrator if the person or persons so designated ceases to be the Plan Administrator. The Adopting Employer may establish an administrative committee that will carry out the Plan Administrator’s duties. Members of the administrative committee may allocate the Plan Administrator’s duties among themselves. If the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Adopting Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

PLAN SEQUENCE NUMBER

Means the three digit number the Adopting Employer assigned to the Plan on the Adoption Agreement. The Plan Sequence Number identifies the number of qualified retirement plans the Employer maintains or has maintained. The Plan Sequence Number is 001 for the Employers first qualified retirement plan, 002 for the second, etc.

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PLAN YEAR

Means the 12 consecutive month period which coincides with the Adopting Employer’s Fiscal Year or such other 12 consecutive month period as is designated in the Adoption Agreement. Notwithstanding the foregoing, a Plan Year may be a 52 to 53 week period as defined in the Adoption Agreement.

PRE-AGE 35 WAIVER

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 5.13(D)(1) of the Plan. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Section 5.13 of the Plan.

PRESENT VALUE

Unless otherwise indicated in the Adoption Agreement, for purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

PRIOR PLAN

Means a plan which was replaced by adoption of this Plan document as indicated in the Adoption Agreement.

PROJECTED ANNUAL BENEFIT

Means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming

a.	the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

b.	the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

Straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

PROTOTYPE SPONSOR

Means the entity specified in the Adoption Agreement that makes this prototype Plan available to employers for adoption.

QUALIFIED DOMESTIC RELATIONS ORDER

A.	In General

Means a Domestic Relations Order

a.	which creates or recognizes the existence of an Alternate Payee’s rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

b.	with respect to which the requirements described in the remainder of this section are met.

B.	Specification of Facts

A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies

a.	the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

b.	the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

c.	the number of payments or period to which such order applies, and

d.	each plan to which such order applies.

C.	Additional Requirements

In addition to paragraph (B) above, a Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order

a.	does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

b.	does not require the Plan to provide increased benefits, and

c.	does not require payment of benefits to an Alternate Payee which is required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

D.	Exception for Certain Payments

A Domestic Relations Order shall not be treated as failing to meet the requirements above solely because such order requires that payment of benefits be made to an Alternate Payee

a.	on or after the date on which the Participant attains (or would have attained) the earliest retirement age as defined in Section 414(p)(4)(B) of the Code,

b.	as if the Participant had retired on the date on which such payment is to begin under such order, and

c.	in any form in which such benefits may be paid under the Plan to the Participant (other than in a Qualified Joint and Survivor Annuity) with respect to the Alternate Payee and his or her subsequent spouse.

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QUALIFIED ELECTION

Means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless a) the Participant’s Spouse consents to the election (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); c) the Spouse’s consent acknowledges the effect of the election; and d) the Spouse’s consent is witnessed by a plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 5.13(D) of the Plan.

QUALIFIED JOINT AND SURVIVOR ANNUITY

Means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s vested account balance. The percentage of the survivor annuity under the Plan shall be 50 percent (unless a different percentage is elected by the Adopting Employer in the Adoption Agreement).

QUALIFIED MATCHING CONTRIBUTIONS

Means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

QUALIFIED NONELECTIVE CONTRIBUTIONS

Means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Individual Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

Means a survivor annuity for the life of the surviving Spouse of the Participant if the payments are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan in accordance with Section 417(c) of the Code.

QUALIFYING CONTRIBUTING PARTICIPANT

Means a Contributing Participant who satisfies the requirements described in Section 3.07 of the Plan to be entitled to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

QUALIFYING PARTICIPANT

A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a standardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will be a Qualifying Participant for a Plan Year if he or she either completes more than 500 Hours of Service (three consecutive calendar months if the elapsed time method of determining service applies) during the Plan Year or is employed on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year. If the elapsed time method of determining service applies, each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

RECIPIENT

A Recipient includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Recipients with regard to the interest of the Spouse or former Spouse.

RELATED EMPLOYER

Means an employer that shares common ownership or control with the Employer but that is not required to be aggregated with the Employer for certain qualification requirements under Sections 414(b), (c), (m) or (o) of the Code. Unless the Adoption Agreement prohibits participation by a Related Employer, a Related Employer may participate in this Plan only if such Related Employer executes a Related Employer Participation Agreement. If one or more Related Employers participate, the Plan shall constitute a multiple employer plan as defined in Section 413(c) of the Code.

RELATED EMPLOYER PARTICIPATION AGREEMENT

Means the agreement under this prototype Plan that a Related Employer must execute to participate in this Plan.

REQUIRED AGGREGATION GROUP

Means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

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REQUIRED BEGINNING DATE

Means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever is later, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Any Participant attaining age 70 1/2 in years after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996). Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is no new annuity starting date upon recommencement. The preretirement age 70 1/2 distribution option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

Notwithstanding the foregoing, the Required Beginning Date may be one of the following if so selected by the Adopting Employer in the Adoption Agreement;

(a)	the Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; or

(b)	the Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires;

(c)	the Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2;

(1)	any Participant attaining age 70 1/2 in years after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996);

(2)	any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is either

1)	a new annuity starting date upon recommencement or

2)	no new annuity starting date upon recommencement; or

(3)	the preretirement age 70 1/2 distribution option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

A Participant is treated as a five-percent owner for purposes of this section if such Participant is a five-percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

SAFE HARBOR NONELECTIVE CONTRIBUTIONS

Means Employer Contributions made in an amount equal to at least three percent of each Participants Compensation on behalf of each Participant who is not a Highly Compensated Employee. Such contributions shall be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

SELF-EMPLOYED INDIVIDUAL

Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

SEPARATE FUND

Means a subdivision of the Fund held in the name of a particular Participant representing certain assets held for that Participant. The assets which comprise a Participant’s Separate Fund are those assets earmarked for him or her and those assets subject to the Participant’s individual direction pursuant to Section 7.22(B) of the Plan.

SPOUSE

Means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

TAXABLE WAGE BASE

Means, with respect to any taxable year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

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TERMINATION OF EMPLOYMENT

A Termination of Employment of an Employee of an Employer shall occur whenever his or her status as an Employee of such Employer ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

TOP-HEAVY PLAN

This Plan is a Top-Heavy Plan for any Plan Year if it is determined to be such pursuant to Section 7.19 of the Plan.

TRUSTEE

Means, if applicable, an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Section 8.05 of the Plan.

VALUATION DATE

Means the date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date shall be the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the foregoing, for purposes of calculating the top heavy ratio, the Valuation Date shall be the last day of the initial Plan Year of the Plan and the last day of the preceding Plan Year for each subsequent Plan Year.

VESTED

Means nonforfeitable, that is, an unconditional and legally enforceable claim against the Plan which is obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant’s Years of Vesting Service.

VESTED ACCOUNT BALANCE

Means the aggregate value of the Participant’s Vested account balances derived from Employer and Nondeductible Employee Contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life.

YEAR

Means the calendar year and is applicable only if the Employer has adopted a SIMPLE 401(k) Plan.

YEAR OF ELIGIBILITY SERVICE

Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). An Employee does not complete a Year of Eligibility Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

YEAR OF VESTING SERVICE

Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). Notwithstanding the preceding sentence, where the Adopting Employer so indicates in the Adoption Agreement, vesting shall be computed by reference to the 12 consecutive month period beginning with the Employee’s Employment Commencement Date and each successive 12 month period commencing on the anniversaries thereof.

In the case of a Participant who has five or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his or her Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant’s pre-break service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either

(a)	such Participant had any Vested right to any portion of his or her Individual Account derived from Employer Contributions at the time of his or her Termination of Employment; or

(b)	upon returning to service, the number of consecutive Breaks in Vesting Service is less than his or her number of Years of Vesting Service before such breaks.

Separate subaccounts will be maintained for the Participant’s pre-break and postbreak portions of his or her Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement. However, if an Employee becomes ineligible to participate in the Plan because he or she is no longer a member of an eligible class of Employees, but has not incurred a break in service, such Employee shall continue to accumulate Years of Vesting Service.

In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.

SECTION ONE: EFFECTIVE DATES

Pursuant to the Definitions section of the Plan, the Effective Date means the date the Plan becomes effective as indicated in the Adoption Agreement. However, certain provisions of the Plan may have an effective date different from the Plan Effective Date, if, for example, the Plan is amended subsequent to the Effective Date.

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SECTION TWO: ELIGIBILITY REQUIREMENTS

2.01	ELIGIBILITY TO PARTICIPATE

Each Employee of the Employer, except those Employees who belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requirements specified in the Adoption Agreement.

Notwithstanding the preceding sentence, where the Adoption Agreement does not permit Employer designation with respect to participation of classes of Employees, the following Employees will be excluded from participation in the Plan

A.	Union Employees – Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the regulations. For this purpose, the term “Employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

B.	Non-resident Aliens – Employees who are non-resident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

C.	Acquired Employees – Employees who became Employees as the result of a transaction under Section 410(b)(6)(C) of the Code. Such Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A transaction under Section 410(b)(6)(C) of the Code is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

2.02	PLAN ENTRY

A.	Plan Restatement – If this Plan is a replacement of a Prior Plan by restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

B.	Effective Date – An Employee will become a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirements of Section 2.01 of the Plan as of such date. After the Effective Date, each Employee shall become a Participant on the first Entry Date coincident with or following the date the Employee satisfies the eligibility requirements of Section 2.01 of the Plan unless otherwise indicated in the Adoption Agreement.

C.	Notification – The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish the Employee with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan. Such notification shall be in writing (or any other form permitted under rules promulgated by the IRS or DOL).

2.03	TRANSFER TO OR FROM INELIGIBLE CLASS

If an Employee who had been a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his or her return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his or her eligibility to participate shall be determined by Section 2.04 of the Plan.

An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class, provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he or she becomes a member of the eligible class, such Employee shall become a Participant on the first Entry Date coincident with or following the date he or she satisfies those requirements unless otherwise indicated in the Adoption Agreement.

2.04	RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE

A.	Employee Not Participant Before Break – If an Employee incurs a Break in Eligibility Service before satisfying the Plan’s eligibility requirements, such Employee’s Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

B.	Nonvested Participants – In the case of a Participant who does not have a Vested interest in his or her Individual Account derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of five or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the preceding sentence by reason of prior breaks.

If a Participant’s Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant’s Years of Eligibility Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate on the first Entry Date coincident with or following the date of reemployment.

C.	Vested Participants – A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his or her Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate on the first Entry Date coincident with or following the date of reemployment.

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2.05	DETERMINATIONS UNDER THIS SECTION

The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06	TERMS OF EMPLOYMENT

Neither the fact of the establishment of the Plan nor the fact that a common law Employee has become a Participant shall give to that common law Employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common law Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

SECTION THREE: CONTRIBUTIONS

3.01	EMPLOYER CONTRIBUTIONS

A.	Obligation to Contribute – Except as otherwise indicated in the Adoption Agreement, the Employer will contribute an amount to be determined from year to year. If this Plan is a profit sharing plan, the Employer may, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

B.	Allocation Formula and the Right to Share in the Employer Contribution

1.	General – Except as otherwise indicated in the Adoption Agreement, Employer Profit Sharing Contributions shall be allocated to all Qualifying Participants pursuant to a pro rata allocation formula. Under the pro rata allocation formula, Employer Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant’s Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. The Employer Contribution for any Plan Year will be allocated to each Participant’s Individual Account as of the last day of that Plan Year. Notwithstanding the foregoing, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions and Employer Target Benefit Pension Contributions shall be allocated to the Plan on behalf of each Participant who has incurred a Disability and who is not a Highly Compensated Employee if so specified in the Adoption Agreement.

Any Employer Contribution for a Plan Year must satisfy Section 401(a)(4) of the Code and the Income Tax Regulations thereunder for such Plan Year.

2.	Special Rules for Integrated Plans -

In the event the Adopting Employer has selected an integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows (the Employer may start with Step 3 if this Plan is not top-heavy).

Step 1.	Employer Profit Sharing Contributions shall first be allocated pro rata to Qualifying Participants in the manner described in Section 3.01(B)(1) of the Plan. The percent so allocated shall not exceed three percent of each Qualifying Participant’s Compensation.

Step 2.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 shall be allocated to each Qualifying Participant’s Individual Account in the ratio that each Qualifying Participant’s Compensation for the Plan Year in excess of the integration level bears to all Qualifying Participants’ Compensation in excess of the integration level, but not in excess of three percent of each Qualifying Participant’s Compensation.

Step 3.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 2 shall be allocated to each Qualifying Participant’s Individual Account in the ratio that the sum of each Qualifying Participant’s total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants’ total Compensation and Compensation in excess of the integration level, but not in excess of the profit sharing maximum disparity rate as described in this Section 3.01(B)(2) of the Plan.

Step 4.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 3 shall be allocated pro rata to Qualifying Participants in the manner described in this Section 3.01(B)(1) of the Plan.

If the Adopting Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, the integration level shall be defined in the Adoption Agreement. The maximum disparity rate shall be determined in accordance with the following table.

MAXIMUM DISPARITY RATE

Integration Level	Money Purchase	Top-Heavy Profit Sharing	Nonstandardized and Non-Top-Heavy Profit Sharing
Taxable Wage Base (TWB)	5.7%	2.7%	5.7%
More than $0 but not more than 20 percent of TWB	5.7%	2.7%	5.7%
More than 20 percent of TWB but not more than 80 percent of TWB	4.3%	1.3%	4.3%
More than 80 percent of TWB but not more than TWB	5.4%	2.4%	5.4%

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Annual overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), if this is a profit sharing plan, Employer Profit Sharing Contributions and forfeitures shall be allocated to the account of each Qualifying Participant in the ratio that such Qualifying Participant’s total Compensation bears to the total Compensation of all Qualifying Participants. If this Plan is a money purchase pension plan, Employer Money Purchase Pension Contributions shall be made to the account of each Qualifying Participant in an amount equal to the excess contribution percentage multiplied by the Participant’s total Compensation.

Cumulative permitted disparity limit: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

Compensation shall mean compensation as defined in Definition section of the Plan.

3.	Special Rules for Government Contract Plans – If this is a nonstandardized Plan and the Employer so indicates on the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such amounts for each Qualifying Participant as determined by the hourly rate designated for each Qualifying Participant’s work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state or municipal prevailing wage law to which the Employer is a party.

4.	Minimum Coverage Test – Unless otherwise specified by the Adopting Employer in the Adoption Agreement, this paragraph shall apply to any nonstandardized Plan if, for any Plan Year, the Plan fails to satisfy the ratio percentage test described in Section 410(b)(1) of the Codes as of the last day of any such Plan Year. The ratio percentage test is satisfied if on the last day of the Plan Year, taking into account all employees, or former employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees which is at least 70 percent of the percentage of Highly Compensated Employees benefiting under the Plan. If the Plan fails the ratio percentage test, the Employer Contribution for the Plan Year will be allocated to Participants in the first class of Participants set forth below. If the Plan still fails, then the Employer Contribution will also be allocated to Participants in the next class and each succeeding class until the Plan satisfies the minimum coverage requirements. A class shall be covered only if necessary to satisfy those requirements. The classes, in order of priority, are as follows:

a.	Participants who are still employed on the last day of the Plan year who have completed 90 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

b.	Participants who are still employed on the last day of the Plan Year who have completed 80 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

c.	Participants who are still employed on the last day of the Plan Year who have completed 70 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

d.	Participants who are still employed on the last day of the Plan Year who have completed 60 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

e.	Participants who are still employed on the last day of the Plan year who have completed 50 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

f.	Any Participant still employed on the last day of the Plan Year;

g.	Participants who are not employed on the last day of the Plan Year because the Participant has died, incurred a Disability or attained Normal Retirement Age;

h.	Participants who are not employed on the last day of the Plan Year who have completed at least 1,000 Hours of Service during the Plan Year;

i.	Participants who are not employed on the last day of the Plan Year who have completed at least 750 Hours of Service for the Plan Year;

j.	Participants who are not employed on the last day of the Plan Year who have completed at least 500 Hours of Service for the Plan Year.

If the minimum coverage test is performed after any Employer Contribution has been allocated and the Plan fails the minimum coverage test, the Employer shall make an additional contribution to the Plan on behalf of those Participants that are entitled thereto pursuant to items a through j above. The amount of the contribution for such Participants shall be determined pursuant to the Plan’s allocation formula. Notwithstanding the foregoing, if the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each Eligible Employee under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

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5.	Special Rule for Owner-Employees – If this Plan provides contributions or benefits for one or more Owner-Employees, contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Plan is established.

C.	Allocation of Forfeitures – Forfeitures for a Plan Year which arise as a result of the application of Sections 4.01(C) or 4.01(D) of the Plan may be, at the Employer’s discretion, applied first to the payment of the Plan’s administrative expenses in accordance with Section 7.04 of the Plan or applied to the restoration of Participant’s Individual Accounts pursuant to Section 4.01(C)(3) of the Plan. Any remaining Forfeitures shall be allocated as follows:

1.	Profit Sharing Plan – If this is a profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be used to reduce Employer Contributions.

2.	401(k) Profit Sharing Plan – If this is a 401(k) profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures of Employer Profit Sharing Contributions, Matching Contributions and Excess Aggregate Contributions shall be used to reduce Employer Contributions.

3.	Money Purchase Pension Plan and Target Benefit Pension Plan – If this Plan is a money purchase pension plan or a target benefit pension plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be applied toward the reduction of Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions to the Plan.

Forfeitures must be applied as of the last day of the Plan Year in which the Forfeitures arose or, if necessary, the last day of the Plan Year following the Plan Year in which the Forfeiture arose. Notwithstanding the foregoing, Forfeitures must be applied in a uniform and nondiscriminatory manner if applied either to the payment of the Plan’s administrative expenses or to the restoration of a Participants Individual Accounts pursuant to Section 4.01(C)(3) of the Plan.

D.	Timing of Employer Contribution – Unless otherwise specified in the Plan, the Employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer’s income tax return for its Fiscal Year in which the Plan Year ends, including extensions thereof. Notwithstanding the foregoing, Employer Contributions made by an Employer that is exempt from Federal income tax under Section 501(a) of the Code, shall be delivered to the Trustee (or Custodian, if applicable) no later than the 15th day of the sixth calendar month following the close of the taxable year (or fiscal year, if no taxable year) with or within which the particular Limitation Year ends.

E.	Minimum Allocation for Top-Heavy Plans – The contribution and allocation provisions of this Section 3.01(E) of the Plan shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

1.	Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant’s Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee’s Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. The Adopting Employer may, in the Adoption Agreement, limit the Participants who are entitled to receive the minimum allocation to those Employees who are not Key Employees. Notwithstanding the foregoing, if the Employer maintains a defined benefit plan in addition to this Plan and specifies in the Adoption Agreement that the minimum allocation will be made to this Plan, then except as provided in (3) and (4) below, Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than 5 percent of such Participant’s Compensation. For purposes of the preceding sentences, the largest percentage of Employer Contributions and Forfeitures as a percentage of each Key Employee’s Compensation shall be determined by Elective Deferrals as Employer Contributions. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (b) the Participant’s failure to make mandatory Nondeductible Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

2.	For purposes of computing the minimum allocation, Compensation shall mean Compensation as provided in the Definitions Section of the Plan as limited by Section 401(a)(17) of the Code and, for Limitation Years beginning after December 31, 1997, shall include any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income under Sections 402(g), 125, 132(f)(4) or 457 of the Code. For purposes of this Section 3.01(E)(2), such amounts were excluded for Limitation Years beginning prior to January 1, 1998.

3.	The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

4.	The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Adopting Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

5.	The minimum allocation required under this Section 3.01(E) and Section 3.01(F)(1) (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

6.	Neither Elective Deferrals, nor Matching Contributions may be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top-Heavy Plans described in Section 3.01(E) of the Plan. Qualified Nonelective Contributions may, however, be taken into account for such purposes.

F.	Special Requirements for Paired Plans – The Employer maintains paired plans if the Employer has adopted a standardized profit sharing plan and a standardized money purchase pension plan using this Basic Plan Document.

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1.	Minimum Allocation – When the paired plans are top-heavy, the top-heavy requirements set forth in Section 3.01(E)(1) of the Plan shall apply.

a.	Same eligibility requirements. In satisfying the top-heavy minimum allocation requirements set forth in Section 3.01(E) of the Plan, if the Employees benefiting under each of the paired plans are identical, the top-heavy minimum allocation shall be made to the money purchase pension plan.

b.	Different eligibility requirements. In satisfying the top-heavy minimum allocation requirements set forth in Section 3.01(E) of the Plan, if the Employees benefiting under each of the paired plans are not identical, the top-heavy minimum allocation will be made to both of the paired plans.

A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3 of the Income Tax Regulations.

2.	Only One Plan Can Be Integrated – If the Employer maintains paired plans, only one of the Plans may provide for the disparity in contributions which is permitted under Section 401(l) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

G.	Return of the Employer Contribution to the Employer Under Special Circumstances – Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Section 404 of the Code, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

If applicable, no contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

3.02	CERTAIN ONE-TIME IRREVOCABLE ELECTIONS

This Section 3.02 of the Plan applies where the Adopting Employer has indicated in the nonstandardized Adoption Agreement that an Employee may make a one-time irrevocable election to have the Employer make contributions to the Plan on such Employee’s behalf. In such event, an Employee may elect, upon the Employee’s first becoming eligible to participate in the Plan, to have contributions equal to a specified amount or percentage of the Employee’s potential Compensation made by the Employer on the Employee’s behalf to the Plan (and to any other plan of the Employer) for the duration of the Employee’s employment with the Employer. Any contributions made pursuant to a one-time irrevocable election described in this Section 3.02 are not treated as made pursuant to a cash or deferred election, are not Elective Deferrals and are not includible in an Employee’s Compensation. Such contributions shall be treated as Employer Profit Sharing Contributions.

The Plan Administrator shall establish such uniform and nondiscriminatory procedures as it deems necessary or advisable to administer this provision.

3.03	ROLLOVER CONTRIBUTIONS

Unless otherwise indicated in the Adoption Agreement, an Employee may contribute a rollover contribution to the Plan. The Plan Administrator may require the Employee to certify, either in writing or in any other form permitted under rules promulgated by the IRS and DOL, that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or part of a rollover contribution was ineligible to be contributed to the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Section 7.02(B) of the Plan) be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account shall be maintained by the Plan Administrator for each Employee’s rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 7.02(B) of the Plan. Where the Adoption Agreement does not permit Employer designation with respect to rollover contributions, the Employer may, in a uniform and nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make rollover contributions.

3.04	TRANSFER CONTRIBUTIONS

Unless otherwise indicated in the Adoption Agreement, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it in the name of an Employee from the trustee or custodian of another plan qualified under Section 401(a) of the Code. If it is later determined that all or part of a transfer contribution was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Section 7.02(B) of the Plan) be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account shall be maintained by the Plan Administrator for each Employee’s transfer contributions which will, if applicable, be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 7.02(B) of the Plan. Where the Adoption Agreement does not permit Employer designation with respect to transfer contributions, the Employer may, in a uniform and nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make transfer contributions. Notwithstanding the foregoing, an Employee’s separate account established solely on account of an event described in Section 414(l) of the Code shall continue to be subject to the Plan’s vesting schedule except as otherwise provided therein. If transfers occurring on or after January 1, 2002, are associated with distributable events and the Employees are eligible to receive single sum distributions consisting entirely of Eligible Rollover Contributions, the transfers will be considered Direct Rollovers.

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3.05	DEDUCTIBLE EMPLOYEE CONTRIBUTIONS

The Plan Administrator will not accept Deductible Employee Contributions that are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account. The account will share in the gains and losses of the Fund in the same manner as described in Section 7.02(B) of the Plan.

3.06	ELECTIVE DEFERRALS

Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may begin making Elective Deferrals to the Plan by enrolling as a Contributing Participant.

A.	Requirements To Enroll As A Contributing Participant – Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may enroll as a Contributing Participant on the first Entry Date coincident with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Section 2.03 of the Plan. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) with the Plan Administrator except as set forth in Section 3.06(E) of the Plan below.

Notwithstanding the times set forth in Section 3.06(A) of the Plan as of which a Participant may enroll as a Contributing Participant, the Plan Administrator shall have the authority to designate, in a nondiscriminatory manner, additional enrollment times during the 12 month period beginning on the Effective Date (or the date that Elective Deferrals may commence, if later) in order that an orderly first enrollment might be completed. In addition, if the Adopting Employer has indicated in the Adoption Agreement that Participants may make separate deferral elections with respect to bonuses, Participants shall be afforded a reasonable period of time prior to the issuance of such bonuses to elect to defer all or part of them into the Plan. Such an election to defer all or part of a bonus shall be independent of any other salary reduction agreement and shall not constitute a modification to any pre-existing salary reduction agreement.

Notwithstanding anything in this Plan to the contrary, the Employer shall deliver Elective Deferrals to the Trustee (or Custodian, if applicable) as soon as such contributions can reasonably be segregated from the general assets of the Employer. In no event, however, shall Elective Deferrals be delivered to the Trustee (or Custodian, if applicable) later than the 15th business day of the month following the month in which the Elective Deferrals would otherwise have been payable to a Participant in cash or such other period determined under rules promulgated by the DOL.

B.	Changing Elective Deferral Amounts – A Contributing Participant may modify his or her salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals or Nondeductible Employee Contributions in the Adoption Agreement) the amount of his or her Compensation deferred into the Plan. Except as otherwise provided in the Adoption Agreement, such modification may only be made as of the first day of the Plan Year and the first day of the seventh month of the Plan Year, or as of any other more frequent date(s) if the Plan Administrator so permits in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete and deliver (either in writing or in any other form permitted by the IRS and the DOL) a new salary reduction agreement (or agreement to make Nondeductible Employee Contributions to the Plan Administrator). The Plan Administrator may prescribe such uniform and nondiscriminatory rules it deems appropriate to carry out the terms of this Section 3.06(B) of the Plan.

C.	Ceasing Elective Deferrals – Except as otherwise provided in the Adoption Agreement, a Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thus withdraw as a Contributing Participant as of the first day of the Plan Year and the first day of the seventh month of the Plan Year or as of any other date if the Plan Administrator so permits in a uniform and nondiscriminatory manner by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on his or her behalf. A Participant who desires to withdraw as a Contributing Participant shall give notice of withdrawal to the Plan Administrator at least 30 days (or such lesser period of days as the Plan Administrator shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon his or her Termination of Employment, or on account of termination of the Plan. Notwithstanding anything in this Plan to the contrary, each Employee who has entered into a salary reduction agreement under a SIMPLE 401(k) Plan may terminate such agreement at any time during the Year.

D.	Return As A Contributing Participant After Ceasing Elective Deferrals – Except as otherwise provided in the Adoption Agreement, a Participant who has withdrawn as a Contributing Participant under Section 3.06(C) of the Plan (or because the Participant has taken a hardship withdrawal pursuant to Section 5.01(A)(6) of the Plan) may not again become a Contributing Participant until the first day of the Plan Year and the first day of the seventh month of the Plan Year following such withdrawal, unless the Plan Administrator, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner (provided that Participants who take withdrawals pursuant to Section 5.01(A)(6) of the Plan shall be subject to the conditions of that Section).

E.	Automatic Elective Deferrals – Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the foregoing, if the Adopting Employer has so indicated in the Adoption Agreement, eligible Employees who fail to provide the Employer a salary reduction agreement indicating either (1) their desire not to make Elective Deferrals, or (2) the amount or percentage of Compensation to be deferred, will automatically have the amount or percentage of Compensation listed in the Adoption Agreement withheld from their Compensation and contributed as an Elective Deferral. Elective Deferrals for such Contributing Participant shall continue at the rate specified in the Adoption Agreement until the Contributing Participant provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the contrary or unless the Employer reduces or ceases deferrals for such Participant pursuant to Section 3.13(B)(8) of the Plan. Contributions made pursuant to this Section 3.06(E) of the Plan shall be characterized as Elective Deferrals and not as Nondeductible Employee Contributions.

An Employer who chooses to utilize the automatic Elective Deferral feature described in this Section 3.06(E) of the Plan shall establish uniform and nondiscriminatory procedures designed to insure that each eligible Employee is provided the effective opportunity to make a salary deferral election. Such procedures shall include, but not be limited to, the means by which notice will be provided to each eligible Employee of his or her right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan and a reasonable period for completing such a salary reduction agreement.

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F.	Elective Deferrals to a SIMPLE 401(k) Plan -Notwithstanding anything to the contrary, if the Employer is an Eligible Employer and has established a SIMPLE 401(k) Plan, each Eligible Employee may deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction election and have his or her Compensation reduced for the Year in any amount selected by the Employee subject to the limitation described below. The Employer will make Elective Deferral contributions to this Plan in the amount by which the Employee’s Compensation has been reduced.

The total Elective Deferral contribution for the Year under this Section 3.06(F) of the Plan cannot exceed $6,000 for any Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS. In addition to any other election periods provided under the Plan, each Eligible Employee in a SIMPLE 401(k) Plan may make or modify a salary reduction agreement during the 60-day period immediately preceding each January 1.

For the Year an Employee becomes eligible to make Elective Deferral contributions under a SIMPLE 401(k) Plan, the 60-day election period requirement described above is deemed satisfied if the Employee may make or modify a salary reduction agreement during a 60-day period that includes either the date the Employee becomes eligible or the day before.

G.	SIMPLE 401(k) Notice Requirements – The Employer will notify each Eligible Employee prior to the 60-day election period described in Section 3.06(F) of the Plan that he or she can complete a salary reduction agreement or modify a prior salary reduction agreement during that period. The notification must indicate whether the Employer will provide the three-percent Matching Contribution or a two-percent nonelective contribution described in Section 3.07 of the Plan.

H.	ADP Test Safe Harbor Election Periods – In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in section 3.06(I). Notwithstanding the foregoing, the Employer may change the election periods described above pursuant to rules promulgated by the IRS.

I.	ADP Test Safe Harbor Notice Requirement – At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the foregoing, the Employer may change this notice requirement pursuant to rules promulgated by the IRS.

3.07	MATCHING CONTRIBUTIONS

The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualifying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and Years of Eligibility Service and other requirements that are specified for Matching Contributions in the Adoption Agreement and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. The Employer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper Matching Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as Matching Contributions are delivered to the Trustee (or Custodian, if applicable).

Notwithstanding the foregoing, if an Eligible Employer has established a SIMPLE 401(k) Plan, the Employer will contribute a Matching Contribution to the plan on behalf of each Employee who makes an Elective Deferral contribution under Section 3.06(F) of the Plan. The amount of the Matching Contribution will be equal to the Employee’s Elective Deferral contribution up to a limit of three percent of the Employee’s Compensation for the full Year. In lieu of a Matching Contribution to a SIMPLE 401(k) Plan, however, the Employer may elect to contribute a nonelective contribution of two percent of Compensation for the full Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Adoption Agreement) for the Year.

3.08	NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

This Plan will not accept Nondeductible Employee Contributions and Matching Contributions thereon for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

Notwithstanding the foregoing, if this Plan is subject to Section 401(k) of the Code and the Adopting Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan by enrolling as a Contributing Participant pursuant to the applicable provisions of Section 3.06 of the Plan. The Employer shall establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to, rules describing any amounts or percentages of Compensation Participants may or must contribute to the Plan.

A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

3.09	QUALIFIED NONELECTIVE CONTRIBUTIONS

The Employer may elect to make Qualified Nonelective Contributions under the Plan. The amount of such contribution to the Plan for each Plan Year, if any, shall be in an amount determined by the Employer. Unless another allocation formula is specified in the Adoption Agreement, Qualified Nonelective Contributions will be allocated to the Individual Accounts of non-Highly Compensated Employees who are Eligible Employees, in order of each Participant’s Compensation, beginning with the Participant with the least amount of Compensation, until such Participant has reached his or her Maximum Permissible Amount. Notwithstanding the foregoing, no allocation shall be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test or both.

If the current year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Sections 5.16 and 5.17 of the Plan, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test,, or both, pursuant to regulations under the Code. If the prior year testing rules apply to the Plan and the Employer uses Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, all Qualified Nonelective Contributions must be used for purposes of such tests.

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3.10	QUALIFIED MATCHING CONTRIBUTIONS

The Employer may elect to make Qualified Matching Contributions under the Plan. Unless specified otherwise in the Adoption Agreement, the amount of such contribution to the Plan for each Plan Year, if any, shall be in an amount determined by the Employer. In addition, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Sections 5.16 and 5.17 of the Plan, the Employer may use Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code.

Unless another allocation formula is specified in the Adoption Agreement, Qualified Matching Contributions, if made, shall be in an amount equal to that percentage of the Elective Deferrals of each non-Highly Compensated Employee which would be sufficient to cause the Plan to satisfy the Actual Contribution Percentage test and/or the Actual Deferral Percentage test, as applicable.

Notwithstanding anything in this Section to the contrary, all or any portion of the Qualified Matching Contributions may be included in the ADP and ACP tests if the Employer has elected to use the current year testing rules. If the prior year testing rules apply to the Plan and the Employer uses Qualified Matching Contributions to satisfy either the ADP or ACP test, or both, all Qualified Matching Contributions must be used for purposes of such tests.

3.11	OTHER LIMITATIONS ON SIMPLE 401(K) CONTRIBUTIONS

If the Employer has established a SIMPLE 401(k) Plan, no Employer or Employee contributions may be made to this Plan for the Year other than Elective Deferrals described in Section 3.06(F) of the Plan, Matching or nonelective contributions described in Section 3.07 of the Plan and rollover contributions described in Section 3.03 of the Plan.

3.12	LIMITATION ON ALLOCATIONS

A.	If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, an individual medical account (as defined in Section 415(l)(2) of the Code), or a simplified employee pension plan (as defined in Section 408(k) of the Code) maintained by the Employer, which provides an Annual Addition as defined in the Definitions Section of the Plan, the following rules shall apply.

1.	The amount of Annual Additions which may be credited to the Participant’s Individual Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

2.	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

3.	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

4.	If pursuant to Section 3.12(A)(3) of the Plan or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant’s maximum Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, there is an Excess Annual Additions, the excess will be disposed of as follows.

a.	Profit Sharing Plan – If this Plan is a profit sharing plan, the Excess Annual Additions shall be deemed Forfeitures and shall be allocated in accordance with Section 3.01(C) of the Plan to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

b.	Money Purchase Pension Plan or Target Benefit Plan – If this Plan is either a money purchase pension plan or a target benefit plan, Excess Annual Additions shall be held, unallocated, in a suspense account. The suspense account shall be used to offset future Employer Contributions made to Qualifying Participants in the next Limitation Year and succeeding Limitation Years if necessary.

c.	401(k) Profit Sharing Plan – If this Plan is a 401(k) profit sharing plan, any Nondeductible Employee Contributions and Elective Deferrals, plus any income allocable thereto, shall be distributed to the Participant to the extent they would reduce the Excess Annual Additions. Income allocable to such Excess Annual Additions shall be computed in a manner consistent with the manner described in Section 7.02(B) of the Plan (i.e. the usual manner used by the Plan Administrator for allocating income or loss to Participants’ Individual Accounts);

If, after distributing Nondeductible Employee Contributions (including any earnings thereon) and Elective Deferrals (including any earnings thereon), Excess Annual Additions still exist, the Excess Annual Additions attributable to Employer Profit Sharing Contributions shall be deemed Forfeitures and shall be allocated in accordance with Section 3.01(C) of the Plan to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

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If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 3.12 of the Plan, it will participate in the allocation of the Fund’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Individual Accounts before any Employer Contributions or any Nondeductible Employee Contributions may be made to the Plan for that Limitation Year. Excess Annual Additions may not be distributed to Participants or former Participants.

B.	This section applies if the Employer maintains or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using the same Basic Plan Document as this Plan) in which any Participant in this Plan is (or was) a Participant or could become a Participant. This section also applies if the Employer maintains a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

1.	If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer that provides an Annual Addition as defined in the Definitions Section of the Plan during any Limitation Year, the following rules apply.

a.	The Annual Additions which may be credited to a Participant’s Individual Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant under the other qualified Master or Prototype Plans, welfare benefit funds, individual medical accounts and simplified employee pension plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pension plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Individual Account under this Plan for the Limitation Year.

b.	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 3.12(A)(2) of the Plan.

c.	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

d.	If, pursuant to Section 3.12(B)(1)(c) of the Plan or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant’s Elective Deferral or any other circumstance permitted under rules promulgated by the IRS a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Annual Additions for a Limitation Year, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

e.	If Excess Annual Additions were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of.

(i)	the total Excess Annual Additions allocated as of such date, times

(ii)	the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified prototype defined contribution plans.

f.	Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Section 3.12(A)(4) of the Plan.

2.	If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Section 3.12(B)(1)(a) through 3.12(B)(1)(f) of the Plan will apply as if the other plan were a Master or Prototype Plan. In the event this method is unadministerable due to conflicting language in the other plan, the Employer must provide, via a written addendum to the Plan, the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Annual Additions, in a manner that precludes Employer discretion.

3.	For Limitation Years beginning before January 1, 2000, if the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the following rule shall apply with respect to satisfying the 1.0 limitation of Section 415(e) of the Code. If the projected Annual Addition to this Plan to the account of a Participant for any Limitation Year would cause the 1.0 limitation of Section 415(e) of the Code to be exceeded, the annual benefit of the defined benefit plan for such Limitation Year shall be reduced so that the 1.0 limitation shall be satisfied. If it is not possible to reduce the annual benefit of the defined benefit plan and the projected Annual Addition to this Plan to the account of a Participant for a Limitation Year would cause the 1.0 limitation to be exceeded, the Employer shall reduce the Employer Contribution which is to be allocated to this Plan on behalf of such Participant so that the 1.0 limitation will be satisfied. (The provisions of Section 415(e) of the Code are incorporated herein by reference under the authority of Section 1106(h) of the Tax Reform Act of 1986.) As an alternative, the Employer may provide, in the Adoption Agreement, alternative language which will satisfy the 1.0 limitation. Such alternative language must preclude Employer discretion.

Notwithstanding the foregoing, this Section 3.12(B)(3) of the Plan shall not apply to Plan Years beginning or after January 1, 2000.

C.	The provisions of this Section 3.12 of the Plan shall apply to SIMPLE 401(k) contributions made pursuant to Sections 3.06(F) and 3.07 of the Plan.

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3.13	ACTUAL DEFERRAL PERCENTAGE TEST (ADP)

A.	Limits on Highly Compensated Employees – The Actual Deferral Percentage (hereinafter “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two percentage points.

Effective for Plan Years beginning on or after January 1, 1997, the Plan must satisfy the ADP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected by the Employer.

3.	Prior Year Testing

The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.	The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.	The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year the Plan permits any Participant to make Elective Deferrals and this is not a successor Plan, for purposes of the foregoing tests, the prior year’s non-Highly Compensated Employees’ ADP shall be three percent unless the Adopting Employer has elected in the Adoption Agreement to use the actual Plan Year’s ADP for these Participants.

4.	Current Year Testing

If the Plan is amended by the Employer to implement current year testing, the ADP tests in (a) and (b) above will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are non-Highly Compensated Employees. Once made, this election can only be changed if the Plan meets the requirements for changing to prior year testing set forth in IRS Notice 98-1 (or subsequent guidance provided by the IRS).

Notwithstanding the foregoing, the Plan shall be treated as meeting the ADP test if, within a reasonable period before any Plan Year, each Participant eligible to participate is given a notice (either in writing or in any other form permitted by Treasury regulations or other rules promulgated by the IRS) which satisfies the requirements of Section 401(k)(12)(D) of the Code and the Employer makes Matching Contributions or nonelective contributions pursuant to Sections 401(k)(12)(B) and (C) of the Code respectively.

B.	Special Rules

1.	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Individual Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

3.	In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.13(B)(3) of the Plan shall be applied by determining the ADP of Participants as if all such Plans were a single Plan. Any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with IRS Notice 98-1 and any subsequent guidance provided by the IRS, unless the Adopting Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

4.	For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the 12 month period immediately following the Plan Year to which contributions relate.

5.	The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

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6.	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.	If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purposes of the ADP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Matching Contributions in the ADP test or to include only the amount of such Qualified Matching Contributions that are needed to meet the ADP test.

8.	In the event that the Plan Administrator determines that it is not likely that the ADP test will be satisfied for a particular Plan Year unless certain steps are taken prior to the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce or cease future Elective Deferrals for such Plan Year in order to satisfy that requirement. Said reduction shall also be required by the Plan Administrator in the event that the Plan Administrator anticipates that the Employer will not be able to deduct all Employer Contributions from its income for Federal income tax purposes. If the Plan Administrator requires Contributing Participants to reduce or cease making Elective Deferrals under this paragraph, the reduction or cessation shall begin with the Highly Compensated Employee with the largest amount of Elective Deferrals for the Plan Year on the date on which it is determined that the ADP test will not likely be satisfied. All remaining Highly Compensated Employees’ Elective Deferrals for the Plan Year shall be limited to such amount. Notwithstanding the foregoing, if it is later determined that the ADP test for the Plan Year will be satisfied, Highly Compensated Employees shall be permitted to enroll as Contributing Participants in accordance with the terms of the Plan.

C.	Notwithstanding the foregoing, the ADP test described above is treated as satisfied for any Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.14	LIMITS ON NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

A.	Limits on Highly Compensated Employees – The Average Contribution Percentage (hereinafter “ACP”) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for the Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two percentage points.

Effective for Plan Years beginning on or after January 1, 1997, the Plan must satisfy the ACP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected in the Adoption Agreement by the Adopting Employer.

Prior Year Testing

The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.	The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.	The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year, if this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, and this is not a successor Plan, for purposes of the foregoing tests, the prior year’s non-Highly Compensated Employees’ ACP shall be three percent unless the Employer has elected to use the Plan Year’s ACP for these Participants.

Current Year Testing

If the Plan is amended by the Adopting Employer to implement current year testing, the ACP tests in (a) and (b), above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are non-Highly Compensated Employees. Once made, this election can only be changed if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or additional guidance provided by the IRS).

B.	Special Rules

1.	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.

Multiple Use: Effective for Plan Years beginning on or after January 1, 1997, if one or more Highly Compensated Employees participate in both a cash or deferred arrangement (CODA) and a Plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced in the manner described in Section Five of the Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is

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reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

3.	For purposes of this Section 3.14 of the Plan, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Individual Account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

4.	In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single Plan. Any adjustments to the non-Highly Compensated Employee ACP for the prior year will be made in accordance with IRS Notice 98-1 and any additional guidance issued by the IRS, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

5.	For purposes of determining the Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12 month period beginning on the day after the close of the Plan Year.

6.	The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

7.	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

8.	If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Nonelective Contributions in the ACP test or to include only the amount of such Qualified Nonelective Contributions that are needed to meet the ACP test.

9.	If the Employer elects to take Elective Deferrals into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Elective Deferrals in the ACP test or to include only the amount of such Elective Deferrals that are needed to meet the ACP test.

C.	Notwithstanding the foregoing, the ACP test described above is treated as satisfied for any Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.15	SAFE HARBOR CODA

The provisions of this Section 3.15 may only be applied to Plan Years beginning on or after January 1, 1999.

A.	ADP Test Safe Harbor Contributions

Unless the Adopting Employer elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed three percent of the Employee’s Compensation for the Plan Year, plus (ii) 50 percent of the amount of the Employee’s Elective Deferrals that exceed three percent of the Employee’s Compensation but that do not exceed five percent of the Employee’s Compensation (“Basic Matching Contributions”). Notwithstanding the foregoing, if the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each Eligible Employee under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

In addition, such contributions cannot be made with regard to permitted disparity under Section 401(1) of the Code.

B.	ACP Test Safe Harbor Matching Contributions

In addition to the ADP Test Safe Harbor Contributions described in the Definition Section of the Plan, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement for the Plan Year.

SECTION FOUR: VESTING AND FORFEITURES

4.01	DISTRIBUTIONS TO PARTICIPANTS

A.	Determining the Vested Portion – In determining the Vested portion of a Participant’s Individual Account, the following rules apply.

1.	Employer Contributions and Forfeitures – The Vested portion of a Participant’s Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule selected in the Adoption Agreement (or the vesting schedule described in Section 4.01(B) of the Plan if the Plan is a Top-Heavy Plan). In the event that there is not a vesting schedule option provided in the Adoption Agreement, a Participant shall be fully Vested in his or her Individual Account at all times.

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2.	Other Contributions – A Participant is fully Vested in his or her rollover contributions and transfer contributions, Deductible Employee Contributions and Nondeductible Employee Contributions and any earnings thereon. No Forfeiture will occur solely as a result of an Employee’s withdrawal of such contributions.

3.	Fully Vested Under Certain Circumstances – A Participant is fully Vested in his or her Individual Account if any of the following occurs:

a.	the Participant reaches Normal Retirement Age;

b.	the Plan is terminated or partially terminated as defined by rules promulgated by the IRS; or

c.	there exists a complete discontinuance of contributions under the Plan.

Further, unless otherwise indicated in the Adoption Agreement, a Participant is fully Vested if the Participant dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable). Notwithstanding the foregoing, the portion of a Participant’s Individual Account attributable to Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions which are made based on his or her imputed Compensation on account of incurring a Disability shall be fully Vested at all times. In the case of a partial termination, only those Participants who are affected by the partial termination of the Plan shall become fully Vested.

4.	Participants in a Prior Plan – If a Participant was a participant in a Prior Plan on the Effective Date, his or her Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

5.	SIMPLE 401(k) Exception – Notwithstanding anything in this Plan to the contrary, all benefits attributable to contributions described in Section 3.06(F) and 3.07 of the Plan are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the Year in which the SIMPLE 401(k) Plan is adopted.

6.	ADP Test Safe Harbor Contribution Exception – Notwithstanding anything in this Plan to the contrary, all benefits attributable to ADP Test Safe Harbor Contributions shall be nonforfeitable at all times.

7.	ACP Test Safe Harbor Matching Contributions – Notwithstanding anything in this Plan to the contrary, ACP Safe Harbor Matching Contributions will be Vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of non-Vested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s Contribution.

8.	Government Contract Contributions – Notwithstanding anything in this Plan to the contrary, contributions made by an Employer pursuant to Section 3.01(B)(3) of the Plan shall be nonforfeitable at all times.

A Participant shall not be fully Vested in his or her Individual Account solely on account of a transaction described in Section 414(l) of the Code except as otherwise provided therein.

B.	Minimum Vesting Schedule for Top-Heavy Plans – The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

Notwithstanding the other provisions of this Section 4.01 of the Plan or the non-top heavy vesting schedule selected (either affirmatively or by default) in the Adoption Agreement (unless those provisions or that schedule provide for more rapid vesting), unless elected otherwise in the Adoption Agreement, a Participant’s Vested portion of his or her Individual Account attributable to Employer Contributions and Forfeitures shall be determined in accordance with the vesting schedule described below, provided that if the Adopting Employer elected a graded non-top-heavy vesting schedule in the Adoption Agreement, the six year graded schedule described below shall apply, and if the Adopting Employer elected a cliff non-top-heavy vesting schedule in the Adoption Agreement, the three year cliff schedule described below shall apply.

SIX YEAR GRADED		THREE YEAR CLIFF
Years of Vesting Service	Vested Percentage	Years of Vesting Service	Vested Percentage
1	0	1	0
2	20	2	0
3	40	3	100
4	60
5	80
6	100

This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to Nondeductible Employee Contributions including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant’s Vested percentage may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year. However, this Section 4.01(B) of the Plan does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee’s Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Section 4.01(B) of the Plan.

If this Plan ceases to be a Top-Heavy Plan, then in accordance with the above restrictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 7.06(D) of the Plan applies.

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C.	Termination of Employment – If a Participant incurs a Termination of Employment, any portion of his or her Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Section 7.02(B) of the Plan. The disposition of such suspense account shall be as follows.

1.	Cash-out of Certain Terminated Participants – If the value of the Vested portion of such terminated Participant’s Individual Account does not exceed $5,000, the Participant shall receive a distribution of the entire Vested portion of such Individual Account. For Plan Years beginning on or before August 5, 1997, $3,500 shall be substituted for $5,000 in the preceding sentence. The portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Section 3.01(C) of the Plan. For purposes of this Section, if the value of the Vested portion of a Participant’s Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account. A Participant’s Vested Individual Account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

2.	Terminated Participants Who Elect to Receive Distributions – If such terminated Participant elects to receive a distribution of the Vested portion of his or her Individual Account in accordance with Section 5.02(B) of the Plan, the portion which is not Vested shall be treated as a Forfeiture. Such Forfeiture shall be applied in accordance with Section 3.01(C) of the Plan.

3.	Re-employed Participants Who Received Distributions – If such Participant receives or is deemed to receive a distribution pursuant to Section 4.01(C)(1) or (2) of the Plan and the Participant subsequently resumes employment, the Participant’s Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of

(a)	five years after the first date on which the Participant is subsequently re-employed by the Employer, or

(b)	the date the Participant incurs five consecutive Breaks in Vesting Service following the date of the distribution.

Any restoration of a Participant’s Individual Account pursuant to Section 4.01(C)(3) of the Plan shall be made from other Forfeitures, income or gain to the Fund or contributions made by the Employer.

4.	Re-employed Participants Who Did Not Receive Distributions – If such Participant neither receives nor is deemed to receive a distribution pursuant to Section 4.01(C)(1) nor (2) of the Plan and the Participant returns to the service of the Employer before incurring five consecutive Breaks in Vesting Service, there shall be no Forfeiture. Rather, the amount in such suspense account shall be recredited to such Participant’s Individual Account.

D.	Forfeitures Following Five Consecutive Breaks in Vesting Service

If a Participant who has neither received a distribution nor has been deemed to receive a distribution incurs five consecutive Breaks in Vesting Service, the portion of the Participant’s Individual Account which is not Vested shall be treated as a Forfeiture and applied in accordance with Section 3.01(C) of the Plan.

E.	Distribution Prior to Full Vesting

If a distribution is made to a Participant who was not then fully Vested in his or her Individual Account derived from Employer Contributions and the Participant may increase his or her Vested percentage in his or her Individual Account, then the following rules shall apply:

1.	a separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

2.	at any relevant time, the Participant’s Vested portion of the separate account will be equal to an amount (“X”) determined in accordance with the standard formula described below unless the Employer chooses, in a uniform and nondiscriminatory manner, to apply the alternative formula.

Standard Formula: X=P (AB + (R x D)) - (R x D)

Alternative Formula: X= P(AB+D) - D

For purposes of the standard and alternative formulas described above, “P” is the Vested percentage at the relevant time; “AB” is the separate account balance at the relevant time; “D” is the amount of the distribution; and “R” is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

4.02	100 PERCENT VESTING OF CERTAIN CONTRIBUTIONS

The Participant’s accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

4.03	FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS

Matching Contributions shall be Vested in accordance with the vesting schedule for Matching Contributions in the Adoption Agreement. In any event, Matching Contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Section 3.12(A)(4)(c) of the Plan. Such Forfeitures shall be allocated in accordance with Section 3.01(C) of the Plan.

When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions shall be determined in accordance with Section 4.01(C) of the Plan.

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SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

5.01	DISTRIBUTIONS

A.	Distributable Events

1.	Entitlement to Distribution – The Vested portion of a Participant’s Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan shall be distributable to the Participant upon (1) the occurrence of any of the distributable events specified in the Adoption Agreement; (2) the Participant’s Termination of Employment after attaining Normal Retirement Age; (3) the termination of the Plan; and (4) the Participant’s Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement. With respect to item (1) above, if the Adoption Agreement does not allow an Employer to specify distributable events, the Vested portion of a Participant’s Individual Account shall be distributable to the Participant upon the Participant’s Termination of Employment; the Participant’s attainment of Normal Retirement Age; the Participant’s Disability; or the termination of the Plan.

Notwithstanding the foregoing, the following rules shall apply with respect to entitlement to distribution of rollover and transfer contributions and Nondeductible Employee Contributions. Except as otherwise provided in the Adoption Agreement, rollover and transfer contributions and earnings thereon may be distributed at any time upon request. Notwithstanding the foregoing, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, Disability, attainment of Normal Retirement Age or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to this Plan from a money purchase pension plan or a target benefit pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions). In addition, if such transfers consist of elective deferrals or amounts treated as elective deferrals (including earnings therein) from a 401(k) plan, the assets transferred shall continue to be subject to the distribution restrictions under Sections 401(k)(2) and 401(k)(10) of the Code. If applicable, rollover and transfer contributions shall be subject to the Plan’s provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan) or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan).

A Participant may, at any time and upon a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) submitted to the Plan Administrator withdraw an amount from his or her Individual Account attributable to Nondeductible Employee Contributions (including earnings thereon). In the event the portion of a Participant’s Individual Account attributable to Nondeductible Employee Contributions experiences a loss such that the amount remaining in such subaccount is less than the amount of Nondeductible Employee Contributions made by the Participant, the maximum amount which the Participant may withdraw is an amount equal to the remaining Nondeductible Employee Contributions. Subject to Section 5.13 of the Plan, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by delivering an application (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator.

2.	Special Requirements For Certain 401(k) Contributions

Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary or Beneficiaries’ election, earlier than upon separation from service, death or disability.

Such amounts may also be distributed upon.

a.	termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code), a simplified employee pension plan (as defined in Section 408(k) of the Code), or a SIMPLE IRA Plan (as defined in Section 408(p) of the Code);

b.	the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

c.	the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

d.	the attainment of age 59 1/2 in the case of a profit sharing plan if so permitted in the Adoption Agreement; or

e.	if the Adopting Employer has so elected in the Adoption Agreement, the hardship of the Participant as described in Section 5.01(A)(6) of the Plan.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Section 401(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, which are triggered by either a, b or c above must be made in a lump sum.

Notwithstanding the foregoing, ADP Test Safe Harbor Contributions may not be distributed earlier than separation from service, death, Disability, an event described in Section 401(k)(10) of the Code, or, in the case of a profit sharing plan, the attainment of age 59 1/2.

3.

Withdrawal Request: When Distributed – A Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan

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Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution no later than the time specified in the Adoption Agreement for this purpose and, if not specified in the Adoption Agreement, then no later than 90 days following the later of

a.	the close of the Plan Year within which the event occurs which entitles the Participant to a distribution; or

b.	the close of the Plan Year in which the request is received.

Distributions will be made based on the value of the Vested portion of the Individual Account available at the time of actual distribution. To the extent the distribution request is for an amount greater than the Individual Account, the Trustee (or Custodian, if applicable) shall be entitled to distribute the entire Vested portion of the Individual Account.

4.	Special Rules for Withdrawals During Service – If this is a profit sharing plan, unless the Adoption Agreement provides otherwise, a Participant who is not otherwise eligible to receive a distribution of his or her Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of his or her Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan, subject to the requirements of Section 5.13 of the Plan and further subject to the following limits.

a.	Participant for five or more years. An Employee who has been a Participant in the Plan for five or more years may withdraw up to the entire Vested portion of his or her Individual Account.

b.	Participant for less than five years. Except as otherwise provided in the Adoption Agreement, an Employee who has been a Participant in the Plan for less than five years may withdraw only the amount which has been in his or her Individual Account attributable to Employer Contributions for at least two full Plan Years, measured from the date such contributions were allocated.

5.	Special Rules for Hardship Withdrawals – If this is a profit sharing plan and the Adoption Agreement so provides, then notwithstanding Section 5.01(A)(4) of the Plan, a Participant may elect to receive a hardship distribution of all or part of the Vested portion of his or her Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan, subject to the requirements of Section 5.13 of the Plan.

For purposes of this Section 5.01(A)(5), hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Except as otherwise provided in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s Spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents; the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence; or funeral expenses of a member of the Participant’s family.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

1)	the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer;

2)	the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

6.	Hardship Distribution of Elective Deferrals

a.	General – If the Adopting Employer has so elected in the Adoption Agreement, distribution of Elective Deferrals including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals and any earnings credited to a Participant’s account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989 may be made to a Participant in the event of hardship. For the purposes of this Section 5.01(A)(6), hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

b.	Special Rules

For purposes of determining whether a Participant has a hardship, rules similar to those described in Section 5.01(A)(5) of the Plan shall apply except that only the listed financial needs shall be considered, other than funeral expenses for a member of the Participant’s family, which shall not be included. In addition, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

(1)	all plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

(2)	all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

7.	One-Time In-Service Withdrawal Option – If this is a profit sharing plan and the Adopting Employer has elected the one-time in-service withdrawal option in the Adoption Agreement, then a Participant will be permitted only one in-service withdrawal during the course of such Participant’s employment with the Employer. The amount which the Participant can withdraw will be limited to the lesser of the amount determined under the limits set forth in Section 5.01(A)(4) of the Plan or the percentage of the Participant’s Individual Account specified by the Adopting Employer in the Adoption Agreement. Distributions under this Section 5.01(A)(7) will be subject to the requirements of Section 5.13 of the Plan.

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8.	Commencement of Benefits – Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

a.	the Participant attains Normal Retirement Age;

b.	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

c.	the Participant incurs a Termination of Employment.

Notwithstanding the foregoing, the failure of a Participant and Spouse, if applicable, to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.02(B) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 5.01(A)(8) of the Plan.

5.02	FORM OF DISTRIBUTION TO A PARTICIPANT

A.	Value of Individual Account Does Not Exceed $5,000 – If the value of the Vested portion of a Participant’s Individual Account does not qualify as an Eligible Rollover Distribution, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Plan as soon as administratively feasible. Except as otherwise provided in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account qualifies as an Eligible Rollover Distribution, exceeds $1,000 but does not exceed $5,000, and the Participant fails to elect to receive his or her distribution from the Plan in either a single lump sum or a Direct Rollover to an Eligible Retirement Plan, payment shall be made in the form of a Direct Rollover to an individual retirement account within the meaning of either Section 408(a) or Section 408(b) of the Code. For purposes of the preceding sentence, the Plan Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer, establish the individual retirement account with such trustee in accordance with rules promulgated by the IRS and make the initial investment choices for the such account. Notwithstanding the foregoing, if the Participant is re-employed by the Employer prior to the occurrence of the distribution, no distribution will be made under this paragraph.

B.	Value of Individual Account Exceeds $5,000

1.	If distribution in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant, either the value of the Participant’s Vested Individual Account exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the value of such Participant’s Vested Individual Account exceeds $5,000, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

The consent of the Participant and the Participant’s Spouse shall be obtained (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

a.	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

b.	the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution which is either made in the form of a Qualified Joint and Survivor Annuity or is made from a Plan which meets the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan, while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s Individual Account may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

2.	For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Vested portion of a Participant’s Individual Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

3.	General Rule – This Section 5.02(B)(3) provides transitional rules with regard to the cash out limits for distributions made prior to the 90th day after publication of the Income Tax Regulations in the Federal Register.

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a.	Distributions Subject to Section 417 of the Code. If distribution in the form of a Qualified Joint and Survivor Annuity is required with regard to a Participant, the rule in this paragraph (a) is substituted for the rule in the first sentence of Section 5.02(B)(1). If the value of a Participant’s Vested Individual Account exceeds (or at the time of any prior distribution (1) in Plan Years beginning before August 6, 1997, exceeded $3,500 or (2) in Plan Years beginning after August 5, 1997, exceeded) $5,000, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

b.	Distributions not subject to Section 417 of the Code. If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the rule in this paragraph (b) is substituted for the rule in the second sentence of Section 5.02(B)(1).

If the value of a Participant’s Vested Individual Account:

(1)	for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

(2)	for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution),

(3)	and for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

C.	Other Forms of Distribution to Participant – If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000 and the Participant has properly waived the Qualified Joint and Survivor Annuity, as described in Section 5.13 of the Plan, the Participant may request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Vested portion of his or her Individual Account be paid to him or her in one or more of the following forms of payment unless specified otherwise in the Adoption Agreement: (1) in a lump sum; (2) in installment payments over a period not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and his or her designated Beneficiary; or (3) applied to the purchase of an annuity contract.

Notwithstanding anything in this Section 5.02 of the Plan to the contrary, a Participant cannot elect payments in the form of a life annuity if the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan apply.

5.03	DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

A.	Designation of Beneficiary – Spousal Consent – Each Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of the Participant’s Individual Account in the event of his or her death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

In the event that a Participant wishes to designate a primary Beneficiary who is not his or her Spouse, his or her Spouse must consent (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to such designation, and the Spouse’s consent must acknowledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located, no consent shall be required. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any change of Beneficiary will require a new spousal consent.

B.	Payment to Beneficiary – If a Participant dies before the Participant’s entire Individual Account has been paid to him or her, such deceased Participant’s Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant’s Spouse, or, where no Spouse exists, to the Participant’s estate. If the Beneficiary is a minor, distribution will be deemed to have been made to such Beneficiary if the portion of the Participant’s Individual Account to which the Beneficiary is entitled is paid to his or her legal guardian or, if applicable, to his or her custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act.

C.	Withdrawal Request: When Distributed – A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution no later than the time specified in the Adoption Agreement for this purpose and if not specified in the Adoption Agreement, then no later than 90 days following the later of

1.	the close of the Plan Year within which the Participant dies; or

2.	the close of the Plan Year in which the request is received.

5.04	FORM OF DISTRIBUTION TO BENEFICIARIES

A.

Value of Individual Account Does Not Exceed $5,000 – If the value of the Vested portion of a Participant’s Individual Account does not qualify as an Eligible Rollover Distribution, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to make a distribution to the Beneficiary in a single lump sum in lieu of all other forms of distribution from the Plan. Except as otherwise provided in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account qualifies as an Eligible Rollover Distribution, exceeds $1,000 but does not exceed $5,000, and the Beneficiary(ies) fails to elect to receive his or her distribution from the Plan in either a single lump sum or a Direct Rollover to an Eligible Retirement Plan, payment shall be made in the form of a Direct Rollover to an individual retirement

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account within the meaning of either Section 408(a) or Section 408(b) of the Code if the Beneficiary qualifies as a Recipient under the Plan. For purposes of the preceding sentence, the Plan Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer, establish the individual retirement account with such trustee in accordance with rules promulgated by the IRS and make the initial investment choices for the such account.

B.	Value of Individual Account Exceeds $5,000 – If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000, the preretirement survivor annuity requirements of Section 5.13 of the Plan shall apply unless waived in accordance with that Section 5.13 of the Plan or unless the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan apply. However, a surviving Spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving Spouse must meet the requirements of Section 5.05 of the Plan.

C.	Other Forms of Distribution to Beneficiary – If the value of a Participant’s Individual Account exceeds $5,000, and the Participant has properly waived the preretirement survivor annuity, as described in Section 5.13 of the Plan (if applicable), or if the Beneficiary is the Participant’s surviving Spouse, the Beneficiary may, subject to the requirements of Section 5.05 of the Plan, request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Participant’s Individual Account be paid in any form of distribution permitted to be taken by the Participant under this Plan other than applying the Individual Account toward the purchase of an annuity contract. Notwithstanding the foregoing, installment payments to a Beneficiary cannot be made over a period exceeding the Life Expectancy of such Beneficiary.

5.05	DISTRIBUTION REQUIREMENTS

A.	General Rules

1.	Subject to Section 5.13 of the Plan, the requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of Section 5.13 of the Plan apply to calendar years beginning after December 31, 1984.

2.	All distributions required under this Section 5.05 of the Plan shall be determined and made in accordance with the Proposed Income Tax Regulations under Section 1.401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of such regulations. “Unless indicated otherwise in the Adoption Agreement with respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. The January 1, 2001 proposed regulations shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.”

B.	Required Beginning Date – The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

C.	Limits on Distribution Periods – As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

1.	the life of the Participant,

2.	the life of the Participant and a designated Beneficiary,

3.	a period certain not extending beyond the Life Expectancy of the Participant, or

4.	a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

D.	Determination of Amount to be Distributed Each Year – If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date;

1.	Individual Account

a.	If a Participant’s benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s benefit by the Applicable Life Expectancy.

b.	For calendar years beginning before January 1, 1989, if the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the Present Value of the amount available for distribution is paid within the Life Expectancy of the Participant.

c.	For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant’s Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Section 5.05(D)(1)(a) of the Plan above as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

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d.	The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

2.	Other Forms – If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

E.	Death Distribution Provisions

1.	Distribution Beginning Before Death – If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

2.	Distribution Beginning After Death – If the Participant dies before distribution of his or her interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below

a.	If any portion of the Participant’s interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

b.	If the designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section 5.05(E)(2) of the Plan by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 5.05(E)(2) of the Plan, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

3.	For purposes of Section 5.05(E)(2) of the Plan above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 5.05(E)(2) of the Plan, with the exception of paragraph (b) therein, shall be applied as if the surviving Spouse were the Participant.

4.	For purposes of this Section 5.05(E) of the Plan, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

5.	For purposes of this Section 5.05(E) of the Plan, distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or, if Section 5.05(E)(3) of the Plan above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Section 5.05(E)(2) of the Plan above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

F.	Transitional Rule

1.	Notwithstanding the other requirements of this Section 5.05 of the Plan and subject to the requirements of Section 5.13 of the Plan, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences).

a.	The distribution by the Fund is one which would not have qualified such Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

b.	The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

c.	Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

d.	The Employee had accrued a benefit under the Plan as of December 31, 1983.

e.	The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

2.	A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

3.	For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 5.05(F)(1)(a) and (e) of the Plan.

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4.	If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for an election made under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Section 1.401(a)(9), Q&A J-2 and Q&A J-3 of the Proposed Income Tax Regulations shall apply.

5.06	ANNUITY CONTRACTS

Any annuity contract distributed under the Plan (if permitted or required by this Section Five) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan.

5.07	DISTRIBUTIONS IN KIND

The Plan Administrator may, but need not, cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

5.08	DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Recipient’s election under this Section 5.08 of the Plan, a Recipient may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 (or such lesser amount if the Plan Administrator permits in a uniform and nondiscriminatory manner) paid directly to an Eligible Retirement Plan (including an individual retirement account described in Section 408(a) or 408(b)of the Code provided by the Prototype Sponsor) specified by the Recipient in a Direct Rollover.

5.09	PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES

If a benefit is forfeited because the participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the participant or beneficiary.

In the event the Plan is terminated, payments must be made in a manner that protects the benefit rights of a Participant or Beneficiary. Benefit rights shall be deemed to be protected if the amount in a Participant’s or Beneficiary’s Individual Account is placed into an individual retirement account, used to purchase an annuity contract, or transferred to another qualified retirement plan. Benefit rights need not, however, be protected if an Individual Account becomes subject to state escheat laws or if a payment is made to satisfy Section 401(a)(9) of the Code.

5.10	FILING A CLAIM FOR PLAN DISTRIBUTIONS

A Participant or Beneficiary who desires to make a claim for the Vested portion of the Participant’s Individual Account shall file a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL and acceptable to the Plan Administrator) with the Plan Administrator. If such request is required in writing, such request must be made on a form furnished to him or her by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

5.11	DENIAL OF A CLAIM

Whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the denial within 90 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary and an explanation of the procedures for appeal.

5.12	REMEDIES AVAILABLE

The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in writing (or in any other form permitted by the IRS or DOL). The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section 5.11 of the Plan. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his or her right to benefits under this Plan.

5.13	JOINT AND SURVIVOR ANNUITY REQUIREMENTS

A.	The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 5.13(F) of the Plan.

B.	Qualified Joint and Survivor Annuity – Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant’s Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant’s Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

C.	Qualified Preretirement Survivor Annuity – Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant’s Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

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D.	Notice Requirements

1.	In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the Annuity Starting Date provide each Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the rights of a Participant’s Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

Effective for distributions made on or after January 1, 1997, the Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the explanation described in the preceding paragraph provided (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (c) the annuity starting date is a date after the date that the explanation was provided to the Participant.

2.	In the case of a Qualified Preretirement Survivor Annuity as described in Section 5.13(C) of the Plan, the Plan Administrator shall provide each Participant within the applicable period for such Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 5.13(D)(1) of the Plan applicable to a Qualified Joint and Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 5.13(D)(3) of the Plan ceases to apply to the Participant; and (d) a reasonable period ending after this Section 5.13 of the Plan first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b), (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

3.	Notwithstanding the other requirements of this Section 5.13(D) of the Plan, the respective notices prescribed by this Section 5.13(D) of the Plan, need not be given to a Participant if (a) the Plan “fully subsidizes” the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (b) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Section 5.13(D)(3) of the Plan, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant’s failure to elect another benefit.

E.	Retirement Equity Act Safe Harbor Rules

1.	Except as provided otherwise in the Adoption Agreement, the safe harbor provisions of this Section 5.13(E) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit pension plan) if the following conditions are satisfied:

a.	the Participant does not or cannot elect payments in the form of a life annuity; and

b.	on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant’s designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant’s death. The Account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 5.13(E) of the Plan shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit pension plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. If this Section 5.13(E) of the Plan is operative, then the provisions of this Section 5.13 of the Plan other than Section 5.13(F) of the Plan shall be inoperative.

2.	The Participant may waive the spousal death benefit described in this Section 5.13(E) of the Plan at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 5.13(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant’s waiver of the Qualified Preretirement Survivor Annuity.

3.	For purposes of this Section 5.13(E) of the Plan, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit pension plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in the Definitions Section of this Plan.

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4.	In the event this Plan is a direct or indirect transferee of or a restatement of a plan previously subject to the survivor annuity requirements of Section 401(a)(11) and 417 of the Code and the Employer has selected to have this Section 5.13(E) of the Plan apply, the provisions of this Section 5.13(E) of the Plan shall not apply to any benefits accrued (including subsequent adjustments for earnings and losses) prior to the adoption of these provisions. Such amounts shall be separately accounted for in a manner consistent with Section 7.02 of the Plan and administered in accordance with the general survivor annuity requirements of Section 5.13 of the Plan.

F.	Transitional Rules

1.	Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous subsections of this Section 5.13 of the Plan must be given the opportunity to elect to have the prior subsections of this Section 5.13 of the Plan apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

2.	Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 5.13(F)(4) of the Plan.

3.	The respective opportunities to elect (as described in Section 5.13(F)(1) and (2) of the Plan above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

4.	Any Participant who has elected pursuant to Section 5.13(F)(2) of the Plan and any Participant who does not elect under Section 5.13(F)(1) of the Plan or who meets the requirements of Section 5.13(F)(1) of the Plan except that such Participant does not have at least 10 Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

a.	Automatic Joint and Survivor Annuity – If benefits in the form of a life annuity become payable to a married Participant who

(1)	begins to receive payments under the Plan on or after Normal Retirement Age; or

(2)	dies on or after Normal Retirement Age while still working for the Employer; or

(3)	begins to receive payments on or after the qualified early retirement age; or

(4)	separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing (or any other form permitted by the IRS and DOL) and may be changed by the Participant at any time.

b.	Election of Early Survivor Annuity – A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing (or any other form permitted by the IRS and DOL) and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

c.	For purposes of Section 5.13(F)(4) of the Plan,

(1.)	qualified early retirement age is the latest of

(a)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(b)	the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(c)	the date the Participant begins participation.

(2.)	Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in the Definitions Section of this Plan.

The provisions of this Section 5.13 of the Plan shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions (or both) at the time of death or distribution.

5.14	LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS

The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee (or Custodian, if applicable) or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, if the Plan Administrator furnishes all the information to the Trustee (or Custodian, if applicable) or other payor such payor may need to do withholding and reporting.

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5.15	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

A.	General Rule – A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. Unless specified otherwise in the Adoption Agreement, Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator by March 1. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Individual Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

B.	Determination of Income or Loss – Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Elective Deferrals is equal to the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

5.16	DISTRIBUTION OF EXCESS CONTRIBUTIONS

A.	General Rule – Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Individual Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Deferrals. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

B.	Determination of Income or Loss – Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Contributions allocated to each Participant is equal to the income or loss allocable to Participant’s Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

C.	Accounting for Excess Contributions – Excess Contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral account and Qualified Matching Contribution account.

5.17	DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

A.	General Rule – Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employee with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

B.	Determination of Income or Loss – Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is equal to the income or loss allocable to the Participant’s Nondeductible Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

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C.	Accounting for Excess Aggregate Contributions – Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro rata basis from the Participant’s Nondeductible Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant’s Qualified Nonelective Contribution account or Elective Deferral account, or both).

5.18	RECHARACTERIZATION

Provided the Plan allows Participants to make Nondeductible Employee Contributions, a Participant may elect to treat all or a portion of an Excess Contribution allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Nondeductible Employee Contributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

5.19	LOANS TO PARTICIPANTS

If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules

A.	Loans shall be made available to all Participants on a reasonably equivalent basis. Notwithstanding the foregoing, loans shall not be available to Participants who cease to be employed by the Employer, unless such Participants are parties-in-interest as defined under Section 3(14) of ERISA.

B.	Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

C.	Loans must be adequately secured and bear a reasonable interest rate.

D.	No Participant loan shall exceed 50 percent of the Present Value of the Vested portion of a Participant’s Individual Account.

E.	A Participant must obtain the consent of his or her Spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing (or any other form permitted by the IRS and DOL), must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Individual Account is used for renegotiation, extension, renewal, or other revision of the loan. Notwithstanding the foregoing, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under Section 417(a)(2)(B) of the Code. In addition, spousal consent is not required if the Plan or the Participant is not subject to Section 401(a)(11) of the Code at the time the Individual Account is used as security, or if the total Individual Account subject to the security is less than or equal to $5,000.

F.	In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

G.	No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

If a valid spousal consent has been obtained in accordance with Section 5.13(E) of the Plan, then, notwithstanding any other provisions of this Plan, the portion of the Participant’s Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Individual Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant’s Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Individual Account shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

To avoid taxation to the Participant, no loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50 percent of the Present Value of the nonforfeitable Individual Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. Notwithstanding the foregoing, a Participant will suspend his or her loan repayments under this Plan as permitted under Section 414(u)(4) of the Code. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

The Plan Administrator shall administer the loan program in accordance with specific rules that are documented either in writing or in such other format as permitted by the IRS and the DOL. Such rules shall include, at a minimum, the following 1. the identity of the person or positions authorized to administer the Participant loan program; 2. the procedure for applying for loans; 3. the basis on which loans will be approved or denied; 4. limitations (if any) on the types and amounts of loans offered; 5. the procedure under the program for determining a reasonable rate of interest; 6. the types of collateral which may secure a Participant loan; and 7. the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

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SECTION SIX: DEFINITIONS

Unless modified in Section Six of the Adoption Agreement, words and phrases used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth in the portion of the Basic Plan Document titled “Definitions” unless the context indicates that other meanings are intended.

SECTION SEVEN: MISCELLANEOUS

7.01	THE FUND

A.	Establishment and Maintenance

By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held by the Trustee (or Custodian, if applicable) pursuant to Section Eight. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked assets. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Fund will be valued each Valuation Date at fair market value.

B.	Division Of Fund Into Investment Funds

The Employer may direct the Trustee (or Custodian, if applicable) to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Section 7.22(C) of the Plan and Investment Funds representing investment options available for individual direction by Participants pursuant to Section 7.22(B) of the Plan. Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

7.02	INDIVIDUAL ACCOUNTS

A.	Establishment and Maintenance

The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of his or her interest in the Fund (including but not limited to Employer Contributions and earnings thereon). Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant, including:

1.	a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

2.	a subaccount to reflect a Participant’s rollover contributions;

3.	a subaccount to reflect a Participant’s transfer contributions;

4.	a subaccount to reflect a Participant’s Nondeductible Employee Contributions; and

5.	a subaccount to reflect a Participant’s Elective Deferrals.

The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Section 4.01(C) or (D) of the Plan.

If this Plan is funded by individual contracts that provide a Participant’s benefit under the Plan, such individual contracts shall constitute the Participant’s Individual Account. If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ Individual Accounts under the Plan.

B.	Valuation Of Individual Accounts

1.	Where all or a portion of the assets of a Participant’s Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant’s Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

2.	The fair market value of the remainder of each Individual Account is determined in the following manner:

a.	Separate Fund – First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant’s Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Section 4.01(C) or (D) of the Plan, and further reduced by any transfer to another Investment Fund since the previous Valuation Date, and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

b.	No Separate Fund – Second, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant’s Individual Account during the first Plan Year.

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c.	Allocations – Third, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section Three of the Plan. For purposes of Section Seven of the Plan, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

d.	Aggregation of Portions – Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (a), (b) and (c) above) are added together.

C.	Modification Of Method For Valuing Individual Accounts – If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts including, but not limited to, valuation on a daily basis pursuant to the number of shares of each permissible investment held on behalf of a Participant.

7.03	POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

A.	The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

B.	The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

C.	The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

1.	To determine all questions of interpretation or policy in a manner consistent with the Plan’s documents and the Plan Administrator’s construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, as amended from time-to-time, and shall comply with the terms of ERISA, as amended from time-to-time;

2.	To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

3.	To compute the amounts necessary or desirable to be contributed to the Plan;

4.	To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian, if applicable), to furnish the Trustee (or Custodian, if applicable) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian, if applicable) may rely and act thereon;

5.	To maintain all records necessary for the administration of the Plan;

6.	To be responsible for preparing and filing such disclosures and tax forms as may be required from time-to-time by the Secretary of Labor or the Secretary of the Treasury;

7.	To furnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law;

8.	To periodically review the performance of each Fiduciary and all other relevant parties to ensure such individuals’ obligations under the Plan are performed in a manner that is acceptable under the Plan and applicable law; and

9.	To furnish a statement to each Participant or Beneficiary no later than 270 days after the close of each Plan Year, indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

10.	To be responsible for determining the valuation of accounts in accordance with Section 7.02 of the Plan.

D.	The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his or her duties under the Plan, including, but not limited to, the following:

1.	To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

2.	To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

3.	To resolve all questions of administration of the Plan;

4.	To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

5.	To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

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6.	To correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan.

7.	If the Plan permits a form of distribution other than a lump sum, and a Participant elects such form of distribution, the Plan Administrator may place that Participant’s Individual Account into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

7.04	EXPENSES AND COMPENSATION

All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time-to-time, administrative expenses and expenses unique to a particular Participant may be charged to a Participant’s Individual Account (subject to rules promulgated by the IRS and the DOL) or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his or her duties.

7.05	INFORMATION FROM EMPLOYER

To enable the Plan Administrator to perform his or her duties, the Employer shall supply complete, accurate and timely information to the Plan Administrator (or his or her designated agents) on all matters relating to the Compensation of all Participants; their regular employment; retirement, death, Disability or Termination of Employment; and such other pertinent facts as the Plan Administrator (or his or her agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee’s (or Custodian’s) duties under the Plan. The Plan Administrator (or his or her agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

7.06	PLAN AMENDMENTS

A.	Right Of Prototype Sponsor To Amend The Plan Or Terminate Sponsorship

1.	The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems either necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans or desirable to the extent consistent with such laws and regulations. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan and will be considered an individually designed plan.

2.	An amendment by the Prototype Sponsor shall be accomplished by giving notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Adopting Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall terminate should the Plan cease to conform as a prototype plan as provided in this or any other section.

3.	In addition to the amendment rights described above, the Prototype Sponsor shall have the right to terminate its sponsorship of this Plan by providing notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of such termination. Such termination of sponsorship shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The Prototype Sponsor shall have the right to terminate its sponsorship of this Plan regardless of whether the Prototype Sponsor has terminated sponsorship with respect to other employers adopting its prototype Plan.

B.	Right Of Adopting Employer To Amend The Plan – The Adopting Employer may 1. change options previously selected in the Adoption Agreement; 2. add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and 3. add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Adopting Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

An Adopting Employer who wishes to amend the Plan shall document the amendment in writing, executed by a duly authorized officer of the Adopting Employer. If the amendment is in the form of a restated Adoption Agreement, the amendment shall become effective on the date provided on the Adoption Agreement. Any other amendment shall become effective as described therein upon execution by the Adopting Employer and, if appropriate, the Trustee (or Custodian, if applicable). A copy of a restated Adoption Agreement or other amendment must be provided to the Prototype Sponsor and the Trustee (or Custodian, if applicable) prior to the effective date of the amendment.

The Adopting Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Adopting Employer designates as a replacement plan.

C.

Limitation On Power To Amend – No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Individual Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant’s Individual Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued

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benefit. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach a supplement to the Adoption Agreement that describes such protected benefit which shall become part of the Plan.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Individual Account under a particular optional form of benefit if the amendment satisfies the conditions in (1) and (2) below:

(1)	The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2)	The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of; (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at Section 2520.104b-3 of the DOL Regulations relating a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

D.	Amendment Of Vesting Schedule – If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee’s Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan as of that date without regard to such amendment. Furthermore, if the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five Years of Vesting Service” for “three Years of Vesting Service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of

1.	60 days after the amendment is adopted;

2.	60 days after the amendment becomes effective; or

3.	60 days after the Participant is issued a notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amendment by the Employer or Plan Administrator.

E.	Amendment of Trust Provisions – Notwithstanding anything in this Plan to the contrary, the trust provisions of this Plan may be amended in accordance with Section 5.11 of IRS Revenue Procedure 2000-20 or any subsequent guidance provided by the IRS, so as not to be considered an individually designed plan. Amendments to the trust provisions shall be agreed upon, in writing, by the Trustee and the Adopting Employer.

7.07	PLAN MERGER OR CONSOLIDATION

In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code or such other plans permitted by laws or regulations.

7.08	PERMANENCY

The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator or the Prototype Sponsor except as specifically provided herein, or as provided by law.

7.09	METHOD AND PROCEDURE FOR TERMINATION

The Plan may be terminated by the Adopting Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Adopting Employer. The Plan shall terminate, if required by either the IRS or the DOL, if the Adopting Employer shall be dissolved or terminated. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Sponsor, Participants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the IRS and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Adopting Employer must keep the Plan in compliance with current laws and regulations by (a) making appropriate amendments to the Plan and (b) taking such other measures as may be required.

7.10	CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER

Notwithstanding the preceding Section 7.09 of the Plan, a successor of the Adopting Employer may continue the Plan and be substituted in the place of the present Adopting Employer. The successor and the present Adopting Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Adopting Employer) must execute a written instrument authorizing such substitution and the successor shall amend the Plan in accordance with Section 7.06 of the Plan.

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7.11	FAILURE OF PLAN QUALIFICATION

If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

7.12	GOVERNING LAWS AND PROVISIONS

To the extent such laws are not preempted by federal law, the terms and conditions of this Plan shall be governed by the laws of the state in which the Prototype Sponsor is located, unless otherwise agreed to in writing by the Prototype Sponsor and the Employer.

In the event of any conflict between the provisions of this Basic Plan Document and provisions of the Adoption Agreement, the summary plan description, or any related documents, the Basic Plan Document will control.

7.13	STATE COMMUNITY PROPERTY LAWS

The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

7.14	HEADINGS

The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.15	GENDER AND NUMBER

Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

7.16	STANDARD OF FIDUCIARY CONDUCT

The Employer, Plan Administrator, Trustee and any other Fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No Fiduciary shall cause the Plan to engage in any transaction known as a “prohibited transaction” under either the Code or ERISA.

7.17	GENERAL UNDERTAKING OF ALL PARTIES

All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

7.18	AGREEMENT BINDS HEIRS, ETC.

This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and future.

7.19	DETERMINATION OF TOP-HEAVY STATUS

A.	In General

Except as provided in Section 7.19(B) of the Plan, for any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

1.	If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

2.	If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds 60 percent;

3.	If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

B.	Top-Heavy Ratio

1.	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

2.	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with 1. above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with 1. above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

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3.	For purposes of 1. and 2. above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, or (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

C.	SIMPLE 401(k) Plan Exception

Notwithstanding Section 7.19(A) of the Plan above, the Plan is not treated as a Top-Heavy Plan under Section 416 of the Code for any Year for which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

7.20	INALIENABILITY OF BENEFITS

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to judgements and settlements described in Section 401(a)(13)(C) of the Code and Section 206(d)(4) of ERISA. Such sentence shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in the Definitions Section of the Plan.

Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January 1, 1985. However, in the case of a Domestic Relations Order entered before such date, the Plan Administrator:

(1)	shall treat such order as a Qualified Domestic Relations Order if such Plan Administrator is paying benefits pursuant to such order on such date, and

(2)	may treat any other such order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements of Section 414(p) of the Code.

Notwithstanding any provision of the Plan to the contrary, a distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be permitted even if the Participant affected by such order is not otherwise entitled to a distribution, and even if such Participant has not attained the earliest retirement age as defined in Section 414(p) of the Code.

7.21	BONDING

Every Fiduciary and every person who handles funds or other property of the Plan shall be bonded in accordance with Section 412 of ERISA and the regulations thereunder for purposes of protecting the Plan against loss by reason of acts of fraud or dishonesty on the part of the person, group or class, alone or in connivance with others, to be covered by such bond. The amount of the bond shall be fixed at the beginning of each Plan Year and shall not be less than 10 percent of the amount of funds handled. The amount of funds handled shall be determined by the funds handled the previous Plan Year or, if none, the amount of funds estimated, in accordance with rules provided by the Secretary of Labor, to be handled during the current Plan Year. Notwithstanding the foregoing, no bond shall be less than $1,000 nor more than $500,000 except that the Secretary of Labor shall have the right to prescribe an amount in excess of $500,000.

7.22	INVESTMENT AUTHORITY

A.	Plan Investments

Except as provided in Section 7.22(B) of the Plan (relating to individual direction of investments by Participants), the Adopting Employer, not the Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment. The Adopting Employer shall be responsible for establishing a funding policy statement on behalf of the Plan and shall provide a copy of such funding policy statement to the Trustee (or Custodian, if applicable). Notwithstanding the foregoing, if the Trustee is designated as a Discretionary Trustee on the Adoption Agreement, the Trustee may enter into an agreement with the Adopting Employer whereby the Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Discretionary Trustee deems necessary or desirable.

B.	Direction Of Investments By Participants

Unless otherwise indicated in the Adoption Agreement, each Participant shall have the responsibility for directing the Trustee (or Custodian, if applicable) regarding the investment of all or part of his or her Individual Account. If all of the requirements of Section 404 of ERISA are satisfied, then to the extent so directed, the Adopting Employer, Plan Administrator, Trustee (or Custodian, if applicable) and all other Fiduciaries are relieved of their Fiduciary responsibility under Section 404 of ERISA, provided that it shall be the Adopting Employer’s responsibility to direct the Trustee (or Custodian, if applicable) as to permissible investments into which Participants may direct their individual investments.

The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his or her Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No Fiduciary shall be liable for any loss that results from a Participant’s individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing (1) which portions of Participants’ Individual Accounts can be individually directed;

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(2) the frequency of investment changes; (3) the forms and procedures for making investment changes; and (4) the effect of a Participant’s failure to make a valid direction.

The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants’ individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the Alternate Payee under a Qualified Domestic Relations Order to individually direct in accordance with this Section 7.22(B) of the Plan.

C.	Investment Managers

1.	Definition of Investment Manager – The Adopting Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

2.	Investment Manager’s Authority – A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable ) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in Section 7.22(D) of the Plan.

3.	Written Agreement – The appointment of any investment manager shall be by written agreement between the Adopting Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian, if applicable). The agreement shall set forth, among other matters, the effective date of the investment manager’s appointment and an acknowledgment by the investment manager that it is a Fiduciary of the Plan under ERISA.

4.	Concerning the Trustee (or Custodian, if applicable) – Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian, if applicable) in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager’s direction. The Trustee (or Custodian, if applicable) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

D.	Permissible Investments

The Trustee or Custodian may, subject to the funding policy statement provided by the Adopting Employer, invest the assets of the Plan in property of any character, real or personal, including, but not limited to the following: stocks, including shares of open-end investment companies (mutual funds); bonds; notes; debentures; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, certificates of deposit, demand or time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan. Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Adopting Employer, limit the types of property in which the assets of the Plan may be invested. The list of permissible investment options shall be further limited in accordance with any applicable law, regulations or other restrictions applicable to the Trustee or Custodian. If the Trustee (or Custodian, if applicable) invests all or any portion of the Fund pursuant to written instructions provided by the Adopting Employer (including an investment manager appointed by the Adopting Employer pursuant to Section 7.22(C) of the Plan) or any Participant pursuant to Section 7.22(B) of the Plan, the Trustee (or Custodian, if applicable) will be deemed to have invested pursuant to the Adopting Employer’s funding policy statement.

E.	Matters Relating To Insurance

1.	Unless prohibited by the Plan Sponsor pursuant to Section 7.22(D) of the Plan, a life insurance contract may be purchased on behalf of a Participant. No life insurance contract may be purchased unless the insured under the contract is the Participant or, where this Plan is a profit sharing or 401(k) plan, the Participant’s Spouse or another individual in whom the Participant has an insurable interest. If a life insurance contract is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Participant’s Individual Account at any particular time as follows.

a.	Ordinary Life Insurance – For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums attributable to them.

b.	Term and Universal Life Insurance – No more than 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

c.	Combination – The sum of 50 percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account.

If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts purchased by an Employee who has been a Participant in the Plan for five or more years or purchased with Employer Contributions and Forfeitures that have been in the Participant’s Individual Account for at least two full Plan Years, measured from the date such contributions were allocated. For purposes of this Section 7.22(E)(1) of the Plan, rollover and transfer contributions shall be considered Employer Contributions, and therefore may be used to pay contract premiums. No part of the Deductible Employee Contribution account will be used to purchase life insurance.

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2.	Any dividends or credits earned on insurance contracts for a Participant shall be allocated to such Participant’s Individual Account derived from Employer Contributions for whose benefit the contract is held.

3.	Subject to Section 5.13 of the Plan, the contracts on a Participant’s life will be converted to cash or an annuity or distributed to the Participant upon separation from service with the Employer. In addition, contracts on the joint lives of a Participant and another person may not be maintained under this Plan if such Participant ceases to have an insurable interest in such other person.

4.	The Trustee (or Custodian, if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee (or Custodian, if applicable). However, the Trustee (or Custodian, if applicable) shall be required to pay over all proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Section 5.13 of the Plan. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

5.	The Plan Administrator may direct the Trustee (or Custodian, if applicable) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

6.	Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the insurer, its officers, directors, employees, agents, heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the insurer from any liability, claim or expense (including legal expense) which the insurer shall incur by reason of or which results, in whole or in part, from the reliance of the insurer on the facts and other directions and elections the Employer communicates or fails to communicate.

7.23	PROCEDURES AND OTHER MATTERS REGARDING DOMESTIC RELATIONS ORDERS

A.	To the extent provided in any Qualified Domestic Relations Order, the former Spouse of a Participant shall be treated as a surviving Spouse of such Participant for purposes of any benefit payable in the form of either a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

B.	The Plan shall not be treated as failing to meet the requirements of the Code which prohibit payment of benefits before the Participant’s Termination of Employment with the Employer solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

C.	In the case of any Domestic Relations Order received by the Plan

1.	the Plan Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan’s procedure for determining the qualified status of Domestic Relations Orders, and

2.	within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

D.	During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months either 1. it is determined that the order is not a Qualified Domestic Relations Order, or 2. the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

7.24	INDEMNIFICATION OF PROTOTYPE SPONSOR

Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Prototype Sponsor, its officers, directors, employees, agents, heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Prototype Sponsor from any liability, claim or expense (including legal expense) which the Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the reliance of the Prototype Sponsor on the facts and other directions and elections the Employer communicates or fails to communicate.

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7.25	MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994.

SECTION EIGHT: TRUSTEE AND CUSTODIAN

8.01	FINANCIAL ORGANIZATION AS CUSTODIAN

This Section 8.01 applies where the Employer, by execution of the Adoption Agreement, appoints the entity named therein as Custodian for the Plan, and the entity accepts such appointment, all subject to the terms of the Basic Plan Document. The Employer, Plan Administrator, any Trustee, any other Investment Fiduciary and the entity shall be bound by all the terms of this Basic Plan Document and Adoption Agreement. The Employer represents and warrants to the entity that it has all requisite right, power and authority and has taken all required actions necessary under the Plan and applicable law to designate the financial organization as Custodian of the Plan pursuant to the terms of the Basic Plan Document. The Custodian shall have no discretionary authority with respect to the management of the Plan or the Fund and will act only as directed by the entity or individual who has such authority.

A.	Responsibilities of the Custodian – The responsibilities of the Custodian shall be limited to the following. The Custodian’s responsibilities may be further limited by the Plan Trustee(s).

1.	To receive Plan contributions and to hold, invest and reinvest the Fund as authorized by the Adopting Employer or its designee without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund;

2.	To maintain accurate records of contributions, earnings, withdrawals and other information the Custodian deems relevant with respect to the Plan;

3.	To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

4.	To furnish to the Plan Administrator a statement which reflects the value of the investments in the custody of the Custodian as of the end of each Plan Year and as of any other times as the Custodian and Plan Administrator may agree.

5.	To invest the Fund only in investment options selected by the Investment Fiduciary. Such selection shall be made from among the types of property which the Prototype Sponsor makes available under Section 7.22(D) of the Plan. Notwithstanding the first sentence of Section 7.22(D), the Prototype Sponsor and not the Custodian is responsible for choosing to make such investments available for investment and for determining the fair market value of each such investment, and the Custodian has determined only that it is functionally and operationally willing and able to provide its services hereunder with respect thereto. The Investment Fiduciary shall be responsible for ensuring compliance with all conditions, limitations and restrictions concerning investment in any investment option. The Custodian shall place monies or other property received by it in such permitted investments as the Custodian shall be directed from time to time by instructions of the Investment Fiduciary (or Participant, if applicable) provided to it. If Participant direction under Section 7.22(B) of the Plan has been selected, the investment instructions of the Participants shall be aggregated and delivered to the Custodian by the Plan Administrator or its agent. In the absense of Participant direction, the investment instructions of the appropriate Investment Fiduciary shall be delivered to the Custodian by the Plan Administrator or its agent. The Custodian may hold the assets attributable to the Fund in omnibus accounts with assets of other retirement plans for which the Custodian serves as custodian or trustee. Nothing herein shall preclude the Investment Fiduciary from otherwise investing any Plan assets as permitted by the Plan, but the Custodian shall not be Custodian or Trustee thereof or have any duties or responsibilities with respect thereto.

6.	The Custodian is not obligated to place orders for the investment of the Fund if sufficient cash is not available in the Fund for use in placing such orders. The Custodian is authorized, but is not obligated, to advance funds or to arrange for another financial organization (which may be an affiliate of the Custodian) to advance funds from time to time for the purchase of investment assets, for distributions from the Fund and for other purposes prior to receipt of sufficient funds (whether contributions or proceeds of the liquidation of other investments). All such advances shall be made subject to the requirements of ERISA and the rules, regulations, rulings and interpretations thereunder, including but not limited to the U.S. Department of Labor’s Prohibited Transaction Class Exemption 80-26, as amended from time to time. If sufficient funds to repay any such advance are not received by the following business day, the Custodian may, in its discretion, then or at any time thereafter prior to such repayment, sell, redeem or otherwise liquidate any assets of the Fund in order to repay such advance. Any gain realized upon such liquidation, after payment of any related costs and expenses, shall belong to the Plan. The Employer shall reimburse the Custodian on demand for any portion of any such advance and the related costs and expenses not repaid from the proceeds of the liquidation.

7.	The Custodian shall keep such portion of the Fund in cash or cash balances as may be directed from time to time by the applicable Investment Fiduciary. The Custodian shall not be liable for any interest on any cash balances so maintained nor for interest on any cash or cash balances maintained in the Fund pending investment in accordance with appropriate directions. Monies being transferred to and disbursed by the Custodian may be held in non-interest bearing transaction accounts in financial organizations selected by the Custodian (which may be affiliates of the Custodian) for purposes of collections and processing transfers and disbursements. The Custodian may transfer monies from the Fund to such accounts prior to issuance of wire transfer orders or checks, drafts or other instruments payable from such accounts. The Custodian’s and, as applicable, its affiliated financial organization’s ability to earn income on amounts held in non-interest bearing accounts has been taken into consideration in establishing the Custodian’s fees hereunder. The Custodian and any such affiliated financial organization shall be entitled to retain any such income earned on such non-interest bearing accounts, and such income shall not be or become a part of the Fund. The Custodian shall not exercise its powers under Section 8.01(B)(1) of the Plan except pursuant to the instructions of the Investment Fiduciary transmitted to the Custodian.

8.

Should the Investment Fiduciary’s instructions to the Custodian to utilize the services of any broker, dealer, employee or representative of either, or any other person (“Broker”) to render services to the Fund, or should the Custodian require the services of such persons in order to fulfill its obligations pursuant to the Plan, the applicable Investment Fiduciary shall be solely responsible for the selection or

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designation of such Broker and shall be solely responsible for the acts of such Broker. The Custodian shall fully comply with the written instructions, if of a continuing nature, until revoked.

9.	In connection with payments and disbursements made from the Fund for any purpose, the Custodian shall be responsible for issuing checks or drafts to such parties and for such amounts as the Plan Administrator shall instruct. The Custodian shall be fully protected in making such payments pursuant to such instructions from time to time and shall be charged with no responsibility whatsoever respecting the purposes or propriety of such payments or the application of such monies.

10.	The Custodian shall provide any materials received by it relating to voting securities to the applicable Investment Fiduciary, which shall be responsible for voting securities or arranging for such securities to be voted in accordance with the Plan and applicable law. It is understood that the Custodian shall exercise the powers described in Section 8.01(B)(2) of the Plan only pursuant to instructions of the Investment Fiduciary transmitted to the Custodian.

11.	The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions of the Fund hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Employer. The Custodian shall reconcile periodically all Plan-related transactions and Plan balances. After the close of each Plan Year, or upon the removal or resignation of the Custodian, the Custodian shall provide information relating to all investments, receipts, disbursements, and other transactions effected during the past Plan Year or during the period from the close of the preceding Plan Year to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such Plan Year or other period, valued currently, and such other information as may reasonably be required of the Custodian; provided however, that the Custodian shall not be obligated to provide any information that it is not otherwise maintaining in the course of its discharge of duties hereunder. Neither the Employer, Plan Administrator, other Plan fiduciary, Participant, Beneficiary or any other person shall have the right to demand or be entitled to any further or different reporting or accounting by the Custodian, other than those to which they may be entitled under the law. Nothing contained herein will be construed or interpreted to deny the Custodian the right to have its account judicially determined.

12.	The Custodian shall determine or have determined the value of the Fund as of each Valuation Date. The Custodian shall rely exclusively upon, and shall not be responsible for, share and unit values established by third parties or by the Custodian in its capacity as a mutual fund recordkeeper, transfer agent or custodian, including but not limited to:

(a)	in connection with mutual funds, the net asset value reported to the Custodian by such mutual funds or the transfer or other agents of such mutual funds or any generally recognized pricing service;

(b)	in connection with bank collective funds, the unit value as reported by the trustee of such funds or its agent;

(c)	in connection with policies and contracts with insurance companies or other financial institutions, the book value or other value ascribed to such policies or contracts by the insurance company or its agent or other financial organization or its agent; and

(d)	in connection with publicly traded securities, the market price of such securities as reported to the public in a generally available form.

The Custodian shall have no liability from the failure or delay of any pricing source to provide a valuation as of any Valuation Date. If values for any investment of the Fund are not generally available, the Custodian shall rely upon instructions provided to it by the applicable Investment Fiduciary as to valuation procedures.

13.	All records maintained by the Custodian with respect to the Fund shall be held for such period as may be required under applicable law. Upon the expiration of any such required retention period, the Custodian shall have the right to destroy such records. The Custodian shall have the right to preserve all records and accounts in original form, electronically, or on microfilm, magnetic tape, or any other similar process pursuant to applicable federal law and subsequent rules promulgated by the IRS or DOL.

14.	Except as provided below, the Custodian shall conclusively presume that the Employer, Trustee, Plan Administrator or other responsible party has made all filings required by law as of the date required. Should the Custodian incur any liability by reason of any party’s failure to timely file, the Employer shall indemnify and hold the Custodian harmless for any and all liabilities, costs, expenses (including reasonable attorney’s fees) and other obligations, including penalties and interest, incurred by the Custodian.

Notwithstanding the provisions of Section 5.14 of the Plan, in connection with the disbursement of assets from the Fund to a Participant, the Custodian shall withhold and remit to the IRS and other applicable taxing authorities the amount of any income tax withholding required by law pursuant to instructions provided by the Plan Administrator.

15.	Except for the disbursement of loan proceeds and re-investment of loan payments pursuant to instructions received hereunder, under no circumstances shall the Custodian have or be allocated any responsibility for the administration of any Participant loan program under Section 5.19 of the Plan.

B.	Powers of the Custodian – Except as otherwise provided in this Plan, the Custodian shall have the power, but not the duty, to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

1.	To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts or similar investments bearing a reasonable rate of interest in the Custodian’s own savings department or the savings department of another financial organization;

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2.	To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

3.	To hold securities or other property of the Fund in its own name, in the name of its nominee or in bearer form; and

4.	To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

8.02	TRUSTEE

This Section 8.02 applies where either a financial organization or one or more individuals has indicated in the Adoption Agreement that it will serve as Trustee with respect to all or a portion of the assets of the Fund. The responsibilities and powers of the Trustee may not be expanded except with its prior written consent.

A.	Responsibilities of the Trustee – The responsibilities of the Trustee shall be limited to the following duties:

1.	To receive Plan contributions and to hold, invest and reinvest the portion of the Fund for which it serves as Trustee, as authorized by the Employer or its designee, without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

2.	To maintain accurate records of contributions, earnings, withdrawals and other information the Trustee deems relevant with respect to the Plan;

3.	To make disbursements from the portion of the Fund for which it serves as Trustee to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

4.	To furnish to the Plan Administrator a statement which reflects the value of the investments in the custody of the Trustee as of the end of each Plan Year and as of any other times as the Trustee and Plan Administrator may agree.

B.	Powers of the Trustee – Except as otherwise provided in this Plan, the Trustee shall have the power, but not the duty, to take any action with respect to the portion of the Fund for which it serves as Trustee which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

1.	To hold any securities or other property of the Fund in its own name, in the name of its nominee or in bearer form;

2.	To purchase or subscribe for securities issued, or real property owned, by the Employer or any trade or business under common control with the Employer but only if the prudent investment and diversification requirements of ERISA are satisfied;

3.	To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

4.	To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

5.	To invest any part or all of the Fund (including idle cash balances) in certificates of deposit, demand or time deposits, savings accounts, money market accounts or similar investments of the Trustee (if the Trustee is a bank or similar financial organization), the Prototype Sponsor or any affiliate of such Trustee or Prototype Sponsor, which bear a reasonable rate of interest;

6.	To provide sweep services without the receipt by the Trustee of additional compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services);

7.	To hold in the form of cash for distribution or investment such portion of the Fund as, at any time and from time-to-time, the Trustee shall deem prudent and deposit such cash in interest bearing or noninterest bearing accounts;

8.	To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

9.	To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

10.	To employ suitable agents and counsel, to contract with agents to perform administrative and recordkeeping duties and to pay their reasonable expenses, fees and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

11.

To cause any part or all of the Fund, without limitation as to amount, to be commingled with the funds of other trusts (including trusts for qualified employee benefit plans) by causing such money to be invested as a part of any pooled, common, collective or commingled trust fund (including any such fund described in the Adoption Agreement) heretofore or hereafter created by any Trustee (if the Trustee is a bank), by the Prototype Sponsor, by any affiliate bank of such a Trustee or by such a Trustee or the Prototype Sponsor, or by such an

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affiliate in participation with others; the instrument or instruments establishing such trust fund or funds, as amended, being made part of this Plan and trust so long as any portion of the Fund shall be invested through the medium thereof; and

12.	Generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof.

8.03	COMPENSATION AND EXPENSES

The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian, if applicable) and the Adopting Employer. The Trustee (or Custodian, if applicable) shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out his or her duties under this Plan, including reasonable legal, accounting and actuarial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund. Notwithstanding the foregoing, a Participant shall not be entitled to compensation even if he or she serves in the capacity as a Trustee (or Custodian, if applicable).

The Trustee (or Custodian, if applicable) shall not be responsible for the validity or effect or the qualification under the Code of the Plan. The Trustee (or Custodian, if applicable) shall not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of the Trustee (or Custodian, if applicable) responsibilities under Sections 8.01(A) or 8.02(A) of the Plan) except to promptly forward a copy thereof to the Employer.

The Trustee (or Custodian, if applicable) shall be reimbursed by the Employer or from the Fund for all taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund. The Trustee (or Custodian, if applicable) shall promptly notify the Employer with regard to any levies or tax assessments which it receives on any income or property maintained in the Fund and, unless notified to the contrary by the Employer within ninety (90) days, shall pay any such levies or assessments. If the Employer notifies the Trustee (or Custodian, if applicable) within said period that it is its opinion or the opinion of counsel that such levies or assessments are invalid or that they should be contested, then the Trustee (or Custodian, if applicable) shall take whatever action concerning payment of the levy or assessment as is indicated in the notice received by the Trustee (or Custodian, if applicable) provided however, that the Employer, and not the Trustee (or Custodian, if applicable), shall be responsible for contesting any such levies or assessments or litigating any such claims.

8.04	NO OBLIGATION TO QUESTION DATA

The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant’s status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian, if applicable) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

8.05	RESIGNATION

Any person serving as Trustee or Custodian may resign at any time by giving 30 days advance written notice to the Adopting Employer. The resignation shall become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

The Adopting Employer may remove any Trustee (or Custodian, if applicable) at any time by giving written notice to such Trustee (or Custodian, if applicable) and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Adopting Employer shall have the power to appoint a successor Trustee (or Custodian, if applicable). In the event the Trustee (or Custodian, if applicable) is removed, resigns, dies or becomes incapacitated and the Adopting Employer will not or cannot appoint a successor Trustee (or Custodian, if applicable) within a reasonable period of time thereafter, a majority of Participants in the Plan shall have the authority to appoint a successor Trustee (or Custodian, if applicable). If a majority of Participants either do not appoint a new Trustee (or Custodian, if applicable) within a reasonable period of time (determined by the Prototype Sponsor in its complete and sole discretion) or request the Prototype Sponsor to appoint a new Trustee (or Custodian, if applicable), the Prototype Sponsor shall have the authority to appoint a successor Trustee (or Custodian, if applicable).

Upon such resignation or removal, if the resigning or removed Trustee (or Custodian, if applicable) is the sole Trustee (or Custodian, if applicable), he or she shall transfer all of the assets of the Fund then held by such Trustee (or Custodian, if applicable) as expeditiously as possible to the successor Trustee (or Custodian, if applicable) after paying or reserving such reasonable amount as he or she shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him or her and any sums chargeable against the Fund for which he or she may be liable. If the Funds as reserved are not sufficient for such purpose, then he or she shall be entitled to reimbursement from the successor Trustee (or Custodian, if applicable) out of the assets in the successor Trustee’s (or Custodian’s, if applicable) hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian, if applicable) shall return such excess to the successor Trustee (or Custodian, if applicable).

Upon receipt of the transferred assets, the successor Trustee (or Custodian, if applicable) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian, if applicable) by this Plan.

Where a financial organization is serving as Trustee (or Custodian, if applicable) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian, if applicable) of this Plan, but only if it is the type of organization that can so serve under applicable law.

Where the Trustee or Custodian is serving as a nonbank trustee or custodian pursuant to Section 1.408-2(e) of the Income Tax Regulations, the Adopting Employer will appoint a successor Trustee (or Custodian, if applicable) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee (or Custodian, if applicable) has failed to comply with the requirements of Section 1.408-2(e) of the Income Tax Regulations or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

8.06	DEGREE OF CARE – LIMITATIONS OF LIABILITY

The Trustee (or Custodian, if applicable) shall be under no duty to take any action other than its express responsibilities under this Plan unless the responsible party under the terms of the Plan shall furnish the Trustee (or Custodian, if applicable) with written instructions; provided that in no event may the Trustee’s (or Custodian’s, if applicable) responsibilities be expanded except with its prior written consent. Any instructions hereunder may be delivered to the Trustee (or Custodian, if applicable) directly by the responsible party or by other mutually agreed upon parties.

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The Trustee (or Custodian, if applicable) shall not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. A Directed Trustee (or Custodian, if applicable) shall have no duty to inquire into the purpose or propriety of any order, instruction or other communication received hereunder and may conclusively presume that any such order, instruction or other communication is accurate and complete. The Trustee (or Custodian, if applicable) shall not be responsible for determining that all instructions provided to the Trustee (or Custodian, if applicable) are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. The Trustee (or Custodian, if applicable) may conclusively presume that any instructions received have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee, or Participant, as applicable, pursuant to the terms of the Plan and applicable law.

It is specifically understood that the Trustee (or Custodian, if applicable) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan or the size and type of any policy to be purchased from any insurer for any Participant hereunder or similar matters; it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

8.07	INDEMNIFICATION OF TRUSTEE AND CUSTODIAN

The Employer shall, at all times, fully indemnify and save harmless the Trustee (or Custodian, if applicable), its successors and assigns, and its directors, officers, employees, agents and contractors from and against any and all losses, damages, claims, penalties, costs and expenses (including but not limited to reasonable attorney’s fees) incurred by the Trustee (or Custodian, if applicable) in connection with its service except to the extent any such loss, damage, claim, penalty, cost or expense arises directly or indirectly from the fraud, gross negligence or willful misconduct of the Trustee (or Custodian, if applicable) or any of its directors, officers, employees, agents or contractors. The Trustee (or Custodian, if applicable) shall be accountable only for monies or property actually received by it. If any portion of the Fund is held by another Custodian or Trustee, the term “Fund” herein and in the Basic Plan Document shall mean only that portion of the Fund from time to time held by the applicable Custodian or Trustee. The Trustee (or Custodian, if applicable) shall not be deemed accountable, responsible or liable for the acts or omissions of any other Custodian or Trustee of the Plan. The Custodian shall have no duty or responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the collection thereof, the transmittal of the same to the Trustee (or Custodian, if applicable) or compliance with any statute, regulation or rule applicable to such contributions. A directed Trustee (or Custodian, if applicable) shall have no discretion as to investment of the Fund or administration of the Plan and shall not be deemed a “fiduciary” as that term is used in ERISA. The Trustee (or Custodian, if applicable) is signing the Adoption Agreement solely to signify its acceptance of appointment as Trustee (or Custodian, if applicable) and the Employer shall have sole responsibility for the accuracy, completeness, legal sufficiency and due execution thereof, including consulting with legal counsel and tax advisors as the Employer deems appropriate in connection therewith.

8.08	MISCELLANEOUS

A.	Governing Law

To the extent not pre-empted by ERISA, Sections 8.01 and 8.02 of the Plan shall be construed and enforced, to the extent possible, according to the laws of the State in which the Custodian or Trustee maintains its principle place of business and all provisions hereof shall be administered according to the laws of said State and any Federal laws, regulations or rules which may from time to time be applicable.

B.	Necessary Parties

To the extent permitted by law, only the Employer and the Trustee (or Custodian, if applicable) shall be necessary parties in any application to the courts for an interpretation of Section 8.01 or 8.02 or for an accounting by the Trustee (or Custodian, if applicable), and no other Plan fiduciary, Participant, Beneficiary or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under Section 8.01 or 8.02 of the Plan.

C.	Force Majeure

The Trustee (or Custodian, if applicable) shall not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

D.	Agents

In performing its obligations under this Plan, the Custodian shall be entitled to employ suitable agents, counsel, sub-custodians and other service providers.

SECTION NINE: ADOPTING EMPLOYER SIGNATURE

This Section Nine of the Plan Adoption Agreement must contain the signature of an authorized representative of the Adopting Employer evidencing the Employer’s agreement to be bound by the terms of the Basic Plan Document, Adoption Agreement and, if applicable, separate trust agreement.

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Qualified EGTRRA Model Amendment (For use with Comprehensive and Flexible 401(k) Plans)

Retirement Plan BASIC PLAN DOCUMENT AMENDMENT

This amendment of the Plan (hereinafter referred to as “the Amendment”) is comprised of this Basic Plan Document Amendment and the corresponding Adoption Agreement Amendment and is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the Amendment shall be effective as of the later of the first day of the first Plan Year beginning after December 31, 2001, or the Effective Date of the Plan. The Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment.

Note: Section numbers used below correspond to the Basic Plan Document Sections to which the Amendment provisions relate.

DEFINITIONS

Catch-up Contributions: Catch-up Contributions means Elective Deferrals made to the Plan pursuant to Section 3 of the Amendment, Section 414(v) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. Unless otherwise indicated in the Adoption Agreement Amendment, Catch-up Contributions shall be subject to the Matching Contribution formula specified in the Adoption Agreement.

Compensation: The annual Compensation of each Participant taken into account in determining allocations, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation paid during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the Determination Period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

Effective Date: This section shall be effective for any Plan Year beginning after December 31, 2001.

Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Effective Date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This section amends Section 7.19 of the Plan.

Eligible Retirement Plan: For purposes of the Direct Rollover provisions of the Plan, the definition of an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

Effective Date: This section shall apply to distributions made after the later of December 31, 2001, or the Effective Date of the Plan.

Eligible Rollover Distributions: For purposes of the Direct Rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be included in the definition of an Eligible Rollover Distribution and the Recipient may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

For purposes of the Direct Rollover provisions of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Nondeductible Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Effective Date: This section shall apply to distributions made after the later of December 31, 2001, or the Effective Date of the Plan.

SECTION 3: CONTRIBUTIONS

Part A. Limitations on Contributions:

Except to the extent permitted under Section 3 of the Amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Individual Account under the Plan for any Limitation Year shall not exceed the lesser of

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

Effective Date: This section shall be effective for Limitation Years beginning after December 31, 2001.

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Part B. Rollovers From Other Plans:

If rollover contributions are otherwise permitted under the Plan, the Plan will accept Participant rollover contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement Amendment.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

Part C. Repeal of Multiple Use Test:

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 3.14(B)(2) of the Plan shall not apply.

Effective Date: This section shall apply for Plan Years beginning after December 31, 2001.

Part D. Elective Deferrals: General Contribution Limitation:

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3 of the Amendment and Section 414(v) of the Code, if applicable.

Part E. SIMPLE 401(k) Elective Deferrals: Contribution Limitation:

Except to the extent permitted under Section 3, Part F of the Adoption Agreement Amendment and Section 414(v) of the Code, if applicable, the maximum Elective Deferral contribution that can be made to this Plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the Year.

Part F. Catch-up Contributions:

All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

Part G. Suspension Period Following Hardship Distribution:

A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for the period specified by the Employer in the Adoption Agreement Amendment.

SECTION 4: VESTING AND FORFEITURES

Part A. Vesting of Matching Contributions:

A Participant’s Individual Account derived from Matching Contributions shall vest as provided by the Employer in the Adoption Agreement Amendment. If the vesting schedule for Matching Contributions in either Option two or Option four of the Adoption Agreement Amendment is elected, the election in Section 7.06(C) of the Plan shall apply.

Effective Date: This section shall apply to Participants with accrued benefits derived from Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. If elected by the Employer in the Adoption Agreement Amendment, this section shall also apply to all other Participants with accrued benefits derived from Employer Matching Contributions.

Part B. Rollovers Disregarded in Involuntary Cash-Outs:

For purposes of Section 4.01(C) of the Plan, the value of a Participant’s Vested Individual Account shall be determined without regard to that portion of the Individual Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s Vested Individual Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire Vested Individual Account.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

SECTION 5: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

Part A. Plan Loans for Owner-Employees and Shareholder-Employees:

Plan provisions prohibiting loans to any Owner-Employee or shareholder-employee shall cease to apply.

Effective Date: This section shall be effective for Plan loans made after the later of December 31, 2001, or the Effective Date of the Plan.

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Part B. Distribution Upon Severance From Employment:

A Participant’s Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement Amendment.

SECTION 7: MISCELLANEOUS

Part A. Top-Heavy Rules: Present Value

This paragraph shall apply for purposes of determining the Present Values of accrued benefits and the amounts of account balances of Employees as of the Determination Date. The Present Values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Average Contribution Percentage test and other requirements of Section 401(m) of the Code.

The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

Effective Date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This section amends Section 7.19 of the Plan.

Part B. Top-Heavy Rules: Safe Harbor CODA

The top-heavy requirements of Section 416 of the Code and Section 7.19 of the Plan shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

Effective Date: This section shall apply for years beginning after December 31, 2001.

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2002 RMD

Basic Plan Document

Amendment

This Amendment of the Plan (hereinafter referred to as “the Amendment”) is comprised of this Basic Plan Document Amendment and, if applicable, the corresponding Adoption Agreement Amendment. The Amendment incorporates final Income Tax Regulations under Section 401(a)(9) of the Code that were issued by the Internal Revenue Service (IRS) on April 17, 2002. Unless a later date is specified in the Adoption Agreement Amendment, the provisions of this Amendment shall apply to required minimum distributions that are made on or after April 17, 2002.

Note: Section numbers used below correspond to the Basic Plan Document Sections to which the Amendment provisions relate.

DEFINITIONS

Designated Beneficiary: Means the individual who is designated as the Beneficiary under the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Income Tax Regulations.

Distribution Calendar Year: Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5, Part B, paragraph 2 of this Amendment. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

Life Expectancy: Means Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Income Tax Regulations.

Participant’s Benefit: Means the Participant’s Benefit as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Participant’s Benefit as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Participant’s Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date: The date specified in the Definitions section of the Plan.

SECTION 5: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

Part A. General Rules

1.	Coordination with Minimum Distribution Requirements Previously in Effect. If the Amendment specifies an effective date that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the Participant (or Beneficiary, if applicable) prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after such date to the Participant (or Beneficiary, if applicable). If the total amount of 2002 required minimum distributions under the Plan made to the Participant (or Beneficiary, if applicable) prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the Participant (or Beneficiary, if applicable) will be the amount determined under this Amendment.

2.	Precedence. The requirements of this Amendment will take precedence over any inconsistent provisions of the Plan.

3.	Requirements of Treasury Regulations Incorporated. All distributions required under this Amendment will be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9) of the Code.

4.	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Part B. Time and Manner of Distribution

1.	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

2.	Death of Participant Before Distributions Begin. Except as provided in the Adoption Agreement Amendment, if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows.

(a)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement Amendment, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the Adoption Agreement Amendment, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

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(c)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph 2, other than paragraph 2(a), will apply as if the Surviving Spouse were the Participant.

For purposes of this paragraph 2 and Section 5, Part D of this Amendment, unless paragraph 2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph 2(d) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph 2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph 2(a)), the date distributions are considered to begin is the date distributions actually commence.

Except as provided in the Adoption Agreement Amendment, Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Section 5, Part B, paragraph 2 and Section 5, Part D, paragraph 2 of the Basic Plan Document Amendment applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of the end of the calendar year in which distribution would be required to begin under Section 5, Part B, paragraph 2 of the Amendment, or by the end of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 5, Part B, paragraph 2 and Part D, paragraph 2 of the Basic Plan Document Amendment and, if applicable, the election in Part B of the Adoption Agreement Amendment.

3.	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Parts C and D of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Income Tax Regulations.

Part C. Required Minimum Distributions During Participant’s Lifetime

1.	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of

(a)	the quotient obtained by dividing the Participant’s Benefit by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Income Tax Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Benefit by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Income Tax Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Part C beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Part D. Required Minimum Distributions After Participant’s Death

1.	Death On or After Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

©2004 BISYS - Brainerd, MN 56401

2.	Death Before Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. Except as provided in the Adoption Agreement Amendment, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph 1 of this Part D.

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Part B, paragraph 2(a), this paragraph 2 will apply as if the Surviving Spouse were the Participant.

3.	Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. Unless specified otherwise in the Adoption Agreement Amendment, a Designated Beneficiary who is receiving payments under the five-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five-year period.

©2004 BISYS - Brainerd, MN 56401

Qualified Retirement Plan

Final 401(k) and 401(m) Regulations

Basic Plan Document Amendment

This Amendment of the Plan (hereinafter referred to as “the Amendment”) is comprised of this Basic Plan Document Amendment and is adopted to reflect the final regulations for retirement plans containing contributions under Sections 401(k) & 401(m) of the Internal Revenue Code published by the Department of the Treasury on December 29, 2004. The Amendment is intended as good faith compliance with the requirements of the final regulations. The Amendment shall be effective for plan years beginning after December 31, 2005, except as otherwise provided below, and shall supersede any inconsistent provisions of the Plan.

NOTE: Section numbers used below correspond to the Basic Plan Document Sections to which the Amendment provisions relate.

SECTION THREE: ELECTIVE DEFERRALS

Section 3.06(A), Requirements to Enroll As A Contributing Participant, is amended by replacing paragraph one with the following:

Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may enroll as a Contributing Participant on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Section 2.03 of the Plan. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to the Plan Administrator except as set forth in Section 3.06(E) of the Plan. Except for occasional, bona fide administrative considerations as set forth in the Income Tax Regulations, contributions made pursuant to such election cannot precede the earlier of 1) the date on which services relating to the contribution are performed, or 2) the date on which the Compensation that is subject to the election would be payable to the Employee in the absence of an election to defer.

Section 3.09, Qualified Nonelective Contributions (QNECs), is replaced with the following:

The Employer may elect to make Qualified Nonelective Contributions under the Plan. The amount of such contribution, if any, to the Plan for each Plan Year, shall be determined by the Employer. If the Employer has selected or is deemed to have selected an allocation formula on the Adoption Agreement other than Option 1 or Option 2 with regard to Qualified Nonelective Contributions, such formula is hereby replaced with any allocation formula permitted under the law or regulation for purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. No allocation shall be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, as described in Sections 3.13 and 3.14 of the Plan, respectively.

If the current year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Sections 5.16 and 5.17 of the Plan, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. In addition, if the prior year testing rules apply to the Plan, any QNECs that are allocated to the eligible Participants who were non-Highly Compensated Employees for the prior Plan Year for purposes of satisfying either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, must be contributed before the last day of the current Plan Year.

Section 3.13(A)(4), Actual Deferral Percentage Test (ADP) – Current Year Testing, is amended by replacing paragraph one with the following:

If elected by the Employer in the Adoption Agreement, the ADP test in this Section 3.13 will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are non-Highly Compensated Employees. Once a current year testing election is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Section 410(b)(6)(C)(i) of the Code, the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Section 410(b)(6)(C)(ii) of the Code.

Section 3.13(B)(2), Actual Deferral Percentage Test (ADP) – Special Rules, is replaced with the following:

The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Individual Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before January 1, 2006, cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

Section 3.13 is further amended by adding the following Part D, Limits on QNECs and QMACs Included in the ADP Test:

Qualified Nonelective Contributions may be taken in to account in determining the actual deferral ratio for a non-Highly Compensated Employee for a Plan Year only to the extent the contributions do not exceed the product of the non-Highly Compensated Employee’s Compensation and the greater of five percent and two times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account under an ACP test under Section 1.401(m)-2(a)(6) of the Income Tax Regulations, (including the determination of the representative contribution rate for purposes of Section 1.401(m)-2(a)(6)(v)(B)) of the Income Tax Regulations, is not permitted to be taken into account for purposes of Section 1.401(k)-2(a)(6) of the Income Tax Regulations, (including the determination of the representative contribution rate under Section 1.401(k)-2(a)(6)(iv)(B) of the Income Tax Regulations).

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For purposes of this Section 3.13, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of half of all eligible non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible non-Highly Compensated Employee in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year). For purposes of determining the Plan’s representative contribution rate, the applicable contribution rate for an eligible non-Highly Compensated Employee generally is the sum of the Qualified Matching Contributions taken into account under Section 1.401(k)-2(a)(6) of the Income Tax Regulations for the eligible non-Highly Compensated Employee for the applicable year and the Qualified Nonelective Contributions made for the eligible non-Highly Compensated Employee for the applicable year, divided by the eligible non-Highly Compensated Employee’s Compensation for the same period.

Notwithstanding the foregoing, Qualified Nonelective Contributions that are made in connection with a government contract allocation formula can be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent of that non-Highly Compensated Employee’s Compensation.

Qualified Matching Contributions satisfy Section 1.401(k)-2(a)(6) of the Income Tax Regulations only to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Section 1.401(m)-2(a)(5)(ii) of the Income Tax Regulations.

Section 3.14 (A)(2), Limits on Nondeductible Employee Contributions and Matching Contributions – Current Year Testing, is amended by replacing the final paragraph with the following:

If elected by the Adopting Employer in the Adoption Agreement, the ACP test in this Section 3.14 will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are non-Highly Compensated Employees. Once an election to use current year testing is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of the merger or acquisition described in Section 410(b)(6)(C)(i) of the Code, the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Section 410(b)(6)(C)(ii) of the Code.

Section 3.14 is further amended by adding the following Part D., Limits on Matching Contributions and QNECs Included in the ACP Test:

Matching Contributions with respect to an Elective Deferral for a non-Highly Compensated Employee may be taken in to account in determining the actual contribution ratio for a non-Highly Compensated Employee for a Plan Year only to the extent the contributions do not exceed the greatest of 1) five percent of Compensation; 2) the Employee’s Elective Deferrals for a Plan Year; and 3) the product of two times the Plans representative matching rate and the Employee’s Elective Deferrals for a Plan Year.

For purposes of this Section 3.14, the Plan’s representative matching rate is the lowest matching rate for any eligible non-Highly Compensated Employee among a group of non-Highly Compensated Employees that consists of half of all eligible non-Highly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest matching rate for all eligible non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year). In addition, the matching rate for an Employee generally is the Matching Contributions made for such Employee divided by the Employee’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, the Employee’s matching rate is determined assuming that an Employee’s Elective Deferrals are equal to six percent of Compensation. If the Plan provides a match with respect to the sum of the Employee’s Nondeductible Employee Contributions and Elective Deferrals, that sum is substituted for the amount of the Employee’s Elective Deferrals referred to above and Employees who make either Nondeductible Employee Contributions or Elective Deferrals are taken into account when determining the Plan’s representative matching rate. Similarly, if a Plan provides a Matching Contribution with respect to an Employee’s Nondeductible Employee Contributions, but not Elective Deferrals, the Employee’s Nondeductible Employee Contributions are substituted for the amount of the Employee’s Elective Deferrals referred to above and Employees who make Nondeductible Employee Contributions are taken into account when determining the Plan’s representative matching rate.

Qualified Nonelective Contributions and Elective Deferrals may be taken into account in determining the actual contribution ratio for a non-Highly Compensated Employee for a Plan Year only to the extent the contributions do not exceed the product of any non-Highly Compensated Employee’s Compensation and the greater of five percent and two times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account under an ADP test under Section 1.401(k)-2(a)(6) of the Income Tax Regulations (including the determination of the representative contribution rate for purposes of Section 1.401(k)-2(a)(6)(iv)(B) of the Income Tax Regulations), is not permitted to be taken into account for purposes of Section 1.401(m)-2(a)(6) of the Income Tax Regulations (including the determination of the representative contribution rate under Section 1.401(m)-2(a)(6)(v)(B) of the Income Tax Regulations).

For purposes of this Section 3.14, the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of half of all eligible non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible non-Highly Compensated Employee in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year). In addition, the matching rate for an eligible non-Highly Compensated Employee generally is the sum of the Matching Contributions made for such Employee divided by the Employee’s Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, the Employer’s matching rate is determined assuming that an Employee’s Elective Deferrals are equal to six percent of Compensation.

Notwithstanding the foregoing, Qualified Nonelective Contributions that are made in connection with a government contract allocation formula can be taken into account for a Plan Year for a non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent of that non-Highly Compensated Employee’s Compensation.

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SECTION FIVE: DISTRIBUTIONS

Section 5.01 (A)(5), Distributable Events – Special Rules for Hardship Withdrawals, is amended by replacing paragraph two with the following:

For purposes of this Section 5.01(A)(5), hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Except as otherwise provided in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to, 1) expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s Spouse or dependents, 2) the purchase (excluding mortgage payments) of a principal residence for the Employee, 3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents, 4) payment to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence, 5) for taxable years beginning on or after January 1, 2006, funeral or burial expenses of a member of the Employee’s deceased parent, spouse, children or dependents, and 6) for taxable years beginning on or after January 1, 2006, payment to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

Section 5.01(A)(6)(b) Hardship Distribution of Elective Deferrals – Special Rules, is amended by replacing paragraph one with the following:

For purposes of determining whether a Participant has a hardship, rules similar to those described in Section 5.01(A)(5) of the Plan shall apply except that only the listed financial needs shall be considered.

Section 5.15(B), Distribution of Excess Elective Deferrals – Determination of Income or Loss, is replaced with the following:

Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year and may be adjusted for any income or loss up to the date of the distribution for distributions occurring in a tax year beginning prior to January 1, 2007. For distributions occurring in a taxable year beginning on or after January 1, 2007, Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: 1) the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year, and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method of computing the income allocable to Excess Elective Deferrals merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.

Section 5.16(B), Distribution of Excess Contribution – Determination of Income or Loss, is replaced with the following:

Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant’s Elective Deferral account(s) (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator of which is the Participant’s Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method of computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.

Section 5.17(B), Distribution of Excess Aggregate Contribution – Determination of Income or Loss, is replaced with the following:

Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant’s Nondeductible Employee Contribution account, Matching Contribution account, Qualified Matching Contributions account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account(s) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method of computing the income allocable to Excess Contributions merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven days before the distribution.

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